As filed with the Securities and Exchange Commission
                              on June ______, 2004

                          REGISTRATION NO. 333- _______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
              (Exact Name of Small Business Issuer in its Charger)

           FLORIDA                                             65-0574760
----------------------------                             -----------------------
    (State of Incorporation)                             (IRS Employer ID No.)

                     (Primary Standard Classification Code)

                         11601 Biscayne Blvd., Suite 201
                                 Miami, FL 33181
                                 (305)_ 893-9270
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                            LEO GREENFIELD, PRESIDENT
                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                         11601 Biscayne Blvd., Suite 201
                                 Miami, FL 33181
                                 (305) 893-9270
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                            LEO GREENFIELD, PRESIDENT
                         11601 Biscayne Blvd., Suite 201
                                 Miami, FL 33181
                          TELEPHONE NO.: (305) 893-9270
                          FACSIMILE NO.: (305) 893-6696

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                                    Proposed
                                                               Proposed             Maximum
                                                               Maximum              Aggregate          Amount of
Title of Each Class of              Amount to Be               Offering Price       Offering           Registration
Securities to Be Registered         Registered                 per Share            Price (1)          Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,                       10,000,000(2)              $0.035               $350,000           $443.45
par value $0.001 per share
-------------------------------------------------------------------------------------------------------------------
TOTAL                               10,000,000                 $0.035               $350,000
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of June 21, 2004.

(2) Of these shares, 9,794,118 are being registered under the Standby Equity Distribution Agreement and Convertible Debenture, 117,647 shares are being registered by a placement agent, and 88,235 shares are being registered by a law firm for legal services.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

Subject to completion, dated ________, 2004

                     DISTRIBUTION MANAGEMENT SERVICES, INC.

                        10,000,000 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 10,000,000 shares of Distribution Management Services, Inc.'s ("DMS") common stock by certain persons who are stockholders of DMS and Cornell Capital Partners, L.P. ("Cornell Capital Partners") who is beneficially a stockholder of DMS. Please refer to "Selling Stockholders" beginning on page 13. DMS is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. DMS will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement which was entered into between DMS and Cornell Capital Partners in February 2004, and no other stockholders. All costs associated with this registration will be borne by DMS. DMS has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Standby Equity Distribution Agreement as more fully described below.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On June 21, 2004, the last reported sale price of our common stock was $0.03 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "DMGS." These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consists of Cornell Capital Partners, who intends to sell up to 9,036,542 shares of common stock under the Standby Equity Distribution Agreement and 757,576 under a convertible debenture (excluding accrued interest), TN Capital Equities, Ltd., who intends to sell up to 117,647 shares of common stock and Butler Gonzalez LP who intends to sell up to 88,235 shares of common stock.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay DMS 97% of, or a 3% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is entitled to a one-time commitment fee of $190,000 which is payable by DMS on the third anniversary of the 5% Convertible Debenture for $190,000 dated February 12, 2004 (the "Convertible Debenture") unless previously paid by DMS. Up to $50,000 of principal and accrued interest is convertible by Cornell Capital Partners in its discretion under certain circumstances as more fully described below. The 3% discount, the 5% retainage fee and the one-time commitment fee of $190,000 are underwriting discounts payable to Cornell Capital Partners.

         DMS has engaged TN Capital Equities, Ltd., an unaffiliated registered broker-dealer, to advise it in connection with the Standby Equity Distribution Agreement. TN Capital Equities, Ltd. was paid a fee of 117,647 shares of DMS' common stock equal to approximately $10,000 based on DMS' stock price of $.085, per share on March 1, 2004.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.

         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four (24) months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is __________, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................3
THE OFFERING..............................................................4
RISK FACTORS..............................................................6
FORWARD-LOOKING STATEMENTS................................................12
SELLING STOCKHOLDERS......................................................13
USE OF PROCEEDS...........................................................16
DILUTION..................................................................17
PLAN OF DISTRIBUTION......................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATION.............22
DESCRIPTION OF BUSINESS...................................................29
MANAGEMENT................................................................33
DESCRIPTION FO PROPERTY...................................................36
LEGAL PROCEEDINGS.........................................................36
PRINCIPAL STOCKHOLDERS....................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................40
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND OTHER STOCKHOLDER MATTERS.............................................41
DESCRIPTION OF SECURITIES.................................................42
EXPERTS...................................................................43
LEGAL MATTERS.............................................................43
HOW TO GET MORE INFORMATION...............................................43
FINANCIAL STATEMENTS.....................................................F-1

                               PROSPECTUS SUMMARY

OVERVIEW

         Distribution Management Services, Inc. ("DMS"), was incorporated in Florida on January 25, 1995. DMS was formed specifically to operate a construction and demolition recycling center. In furtherance of its business plan, DMS acquired a tract of land at 2000 N. Miami Avenue, Miami, Florida which was zoned for operation as a recycling center. The recycling center was licensed with the Florida Department of Environmental Regulation ("DERM") on July 6, 1995.

         DMS constructed the buildings and placed the improvements on the land and obtained a temporary Certificate of Occupancy from the City of Miami on December 4, 1998. It commenced operations on or about February 1, 1999. The permanent Certificate of Occupancy was obtained from the City of Miami on June 24, 1999 upon compliance with all state, county and city regulations. These certificates are issued by the City of Miami to permit occupancy and use of the facility. The permanent Certificate of Occupancy requires no renewals or reissuance.

         On December 8, 1999, DMS filed a Form 10-SB registration statement with the Securities and Exchange Commission ("SEC") which became effective in December 1999. Since such time, DMS has been subject to the reporting requirements of the Securities Exchange Act of 1934.

         Until it was sold on July 25, 2003, DMS, through a third party operator, operated a transfer station (also referred to as the recycling center) at the site which provided contractors, truckers and demolition companies, under state supervision, a conveniently located facility where recyclable materials from demolition or new construction jobs could be segregated into usable or waste categories. Once segregated, the materials would be disposed of in accordance with the requirements of DERM. DMS derived its revenues solely from the operation of the recycling center. Since the sale of the recycling center in July 2003, DMS has had no revenues or operations. In May 2003 it acquired the rights to two movie scripts; one of which has been in the pre-production phase. DMS has not secured the financing to produce either of the scripts as full length feature films.

GOING CONCERN

         DMS' financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. DMS' auditors have included an explanatory paragraph in their auditors' report which references this matter. Management recognizes that DMS must generate capital and revenue resources to enable it to continue to operate. Ultimately, DMS must commence a business and achieve profitable operations. Management is planning to obtain additional capital through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon DMS obtaining revenues through the acquisition of one or more businesses which generate revenues and through equity capital and ultimately achieving profitable operations. However, no assurances can be given that DMS will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

ABOUT US

         Our principal office is located at 11601 Biscayne Blvd., Suite 201, Miami, Florida 33181. Our telephone number is (305) 893-9270.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or are beneficially deemed to be, stockholders of DMS. The selling stockholders consists of Cornell Capital Partners, who intends to sell up to 9,794,118 shares of common stock. TN Capital Equities, Ltd., who intends to sell up to 117,647 shares of common stock, Butler Gonzalez LP, who intends to sell up to 88,235 shares of common stock.

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5 million. The amount of each advance is subject to a maximum advance amount of $53,000, and we may not submit any advance within seven trading days of a prior advance. Cornell Capital Partners will pay DMS 97% of, or a 3% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made to DMS, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners is entitled to a one-time commitment fee of $190,000 payable by DMS on the third anniversary of the Convertible Debenture (February 12, 2007) unless previously paid by DMS. Up to $50,000 of principal and accrued interest is also convertible in the discretion of Cornell Capital Partners, under certain circumstances described below. Cornell Capital Partners intends to sell any of the shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement.

         We have engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. TN Capital Equities, Ltd. was paid a fee of 117,647 shares of DMS common stock equal to approximately $10,000 based on the closing bid price of DMS' common stock on March 1, 2004. TN Capital Equities, Ltd. is not participating as an underwriter in this offering.

COMMON STOCK OFFERED         10,000,000 shares by selling stockholders

OFFERING PRICE               Market price

COMMON STOCK OUTSTANDING     8,410,390 shares as of June 21, 2004

BEFORE THE OFFERING(1)

USE OF PROCEEDS              We will not receive any proceeds from the sale of
                             the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Standby Equity Distribution Agreement will be used working for general working capital purposes. See "Use of Proceeds".

RISK FACTORS                 The securities offered hereby involve a high degree
                             of risk and immediate substantial dilution. See
                             "Risk Factors" and "Dilution".

OVER-THE-COUNTER             DMGS
BULLETIN SYMBOL

----------
(1) Excludes a $190,000 Convertible Debenture of which up to $50,000 of principal is currently convertible into up to 757,576 shares of common stock (assuming a conversion price equal $0.066 and excluding accrued interest) and up to 9,036,542 shares of common stock to be issued under the Standby Equity Distribution Agreement.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                              FOR THE NINE                                 FOR THE
                              MONTHS ENDED        FOR THE NINE             YEAR                FOR THE
                              FEBRUARY 29,        MONTHS ENDED             ENDED               YEAR ENDED
                              2004                FEBRUARY 28, 2003        May 31, 2003        MAY 31, 2002
-----------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS
DATA:
-----------------------------------------------------------------------------------------------------------
Revenues, net                 $      --           $  --                    $     --            $    --
-----------------------------------------------------------------------------------------------------------
Cost of company sales                --              --                          --                 --
-----------------------------------------------------------------------------------------------------------
Total other expenses             99,874              --                          --                 --
-----------------------------------------------------------------------------------------------------------
Loss from operations            (99,874)             --                          --                 --
-----------------------------------------------------------------------------------------------------------
Loss from discontinued          (31,116)           (457)                    (86,358)            (5,731)
-----------------------------------------------------------------------------------------------------------
operations
-----------------------------------------------------------------------------------------------------------
Net loss                      $(130,990)          $(457)                   $(86,358)           $(5,731)
-----------------------------------------------------------------------------------------------------------
Loss per share -
  basic and diluted           $    (.02)          $  --                    $  (.017)           $ (.001)
-----------------------------------------------------------------------------------------------------------

                                                         February 29,          May 31,               May 31,
                                                         2004                  2003                  2002
----------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA:
----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                $   163,001           $     2,562           $     1,338
----------------------------------------------------------------------------------------------------------------
Accounts Receivable                                               --                11,518                15,966
----------------------------------------------------------------------------------------------------------------
Prepaid expenses and other current assets                         --                    --                45,522
----------------------------------------------------------------------------------------------------------------
      Total current assets                                   163,001                14,080                62,826
----------------------------------------------------------------------------------------------------------------
Property and equipment, net                                       --               950,146               907,353
----------------------------------------------------------------------------------------------------------------
Deferred charges and other assets                            279,000                    --                 4,590
----------------------------------------------------------------------------------------------------------------
Proprietary interest in movie rights                         112,600                90,000                    --
----------------------------------------------------------------------------------------------------------------
     Total assets                                        $   554,601           $ 1,054,226           $   974,769
----------------------------------------------------------------------------------------------------------------
Accounts payable                                         $        --           $    20,904           $    13,765
----------------------------------------------------------------------------------------------------------------
Accrued liabilities                                           52,214               199,546                81,643
----------------------------------------------------------------------------------------------------------------
Current portion long term debt                                50,000               375,000                    --
----------------------------------------------------------------------------------------------------------------
Notes payable - related parties                                1,647               261,592               330,762
----------------------------------------------------------------------------------------------------------------
     Total current liabilities                               103,861               857,042               426,170
----------------------------------------------------------------------------------------------------------------
Long-term portion - Mortgage                                      --                    --               375,000
----------------------------------------------------------------------------------------------------------------
Long-term debt - Convertible debenture                       160,000                20,000                20,000
----------------------------------------------------------------------------------------------------------------
Common stock                                                   8,204                 5,231                 5,231
----------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                 1,427,098             1,185,025             1,075,581
----------------------------------------------------------------------------------------------------------------
Subscription receivable                                       (3,600)               (3,100)               (3,600)
----------------------------------------------------------------------------------------------------------------
Accumulated deficit                                       (1,140,962)           (1,009,972)             (923,613)
----------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                              290,740               177,184               153,599
----------------------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity          $   554,601           $ 1,054,226           $   974,769
----------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

         WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the year ended May 31, 2003, we lost $(86,358). For the nine months ended February 29, 2004, we had a net loss of $(130,990). DMS has not been profitable since inception. Our accumulated deficit was $(1,140,962) at the end of February 29, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for general and administrative costs as well as pre-production costs for the first of our planned film features, "Whiskers". We have also incurred expenses in connection with on-going litigation and professional fees associated with operating a public company. Since we sold the recycling center in July 2003, we have had no income or revenues. We have no operations and will continue to have no operations unless there is a favorable outcome of the litigation with Southern Waste Systems (SWS), or until we acquire an operating business or commence the production, marketing and distribution of "Whiskers". Although we believe that if we prevail in the SWS litigation, the revenues from the operation of the recycling center will provide sufficient revenues to operate the business and fund other endeavors, no assurance can be given. Even if we acquire an operating business, that business may not generate revenues sufficient to operate DMS. No assurance can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience significant liquidity and cash flow problems.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN THE COMPANY

         Unless DMS is successful in the SWS litigation or can acquire a business which generates sufficient revenues to be profitable, our existing sources of funds we currently have available will be wholly insufficient. We will require additional capital to sustain DMS and we may need access to additional capital or additional debt financing to make acquisitions. In addition, to the extent that we have a working capital deficit we may have to raise capital to repay the deficit and provide more working capital. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in our inability to acquire any operating business unless we can acquire it for our securities without any cash. Any of these events could be materially harmful to our business and may result in a lower stock price.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR OUR FISCAL YEAR ENDED MAY 31, 2003 AND MAY 31, 2002 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING

         Our independent auditors have added an explanatory paragraph to their respective audit opinions issued in connection with our financial statements for the years ended May 31, 2003 and May 31, 2002, which state that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to acquire an operating business which will be profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for 12 months with the cash currently on hand and from the Equity Line of Credit provided by Cornell Capital Partners which was signed in February 2004 assuming that this registration statement registering the shares for resale is declared effective by the Securities and Exchange Commission. Based on our current budget assessment, and excluding any acquisitions which may occur in 2004, we believe that we will need to obtain approximately $3.2 million in additional debt or equity capital from one or more sources to fund the production and distribution of our planned feature film, "Whiskers", and for operations for the next 12 months. These funds are expected to be obtained from the sale of securities, including the sale of stock under the Standby Equity Distribution Agreement but we cannot assure you that this will occur.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY
REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3(a)51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o        With a price of less than $5.00 per share;

         o        That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operations for at least three years) or $10.0 million (if in continuous operations for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         We currently depend upon the efforts and abilities of our President, Leo Greenfield. The loss of the services of Mr. Greenfield could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Greenfield. To the extent that we have limited funds and have significantly fewer resources than other companies, we may not be able to attract the sufficient number and quality of staff necessary.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO
EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

         We have been in business for approximately five years and operated our recycling facility for approximately four years before it was sold in July 2003. We have no other operating business or revenues. We are currently in the pre-production phase of our first feature film but have not obtained any of the funding to produce the film. Based upon the cessation of our operating business and the premature nature of our film venture, there is no assurance that we will be successful in any of these ventures. Although we have acquired fee simple title to the recycling center and have taken affirmative steps to operate the recycling center again through the settlement of a lawsuit with the current operator of the recycling center, the current litigation with SWS has prevented us from operating the recycling center. There is no assurance that we will be successful in the lawsuit. It is difficult or impossible for us to make accurate predictions about our future operations and performance. We believe that the funding we will receive from the Standby Equity Distribution Agreement will enable us to partially finance the film and enable us to secure additional funding to complete the financing from other sources. Any other potential acquisitions of one or more revenue generating and operating businesses, other than the recycling center will require additional financing. We cannot give any assurance that such financing will be available to us and on satisfactory terms.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 8,410,390 shares of common stock outstanding as of June 21, 2004, 3,035,500 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 5,374,890 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued a debenture convertible into shares of common stock (determined by dividing the principal amount and accrued interest by 97% of the lowest closing bid price of a share of common stock for the three trading days immediately proceeding conversion).

POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES

         There is a possibility that we may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Standby Equity Distribution Agreement (the "Equity Line of Credit") and a proposal may be required to be placed before the shareholders to facilitate an increase in the number of authorized shares within the next several years. For example, if the price of our common stock fell to $0.05 per share, we would need 100,000,000 shares available to fully utilize the $5 million available under the Equity Line of Credit. Currently we have authorized 50 million shares of common stock, and 8,410,390 shares outstanding. Accordingly, we would need to authorize a minimum of 66,721,030 additional shares, even without issuing any shares upon conversion of the Convertible Debenture, to fully utilize the Equity Line of Credit. We would have to solicit proxies from our shareholders to approve any increase in authorized shares.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. For example, if the offering occurred on June 21, 2004 at an assumed offering price of $0.066 per share (97% of our lowest closing bid price during the five trading days preceding June 21, 2004), the new stockholders would experience an immediate dilution in the net tangible book value of $.015 per share. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

UNDER THE EQUITY LINE OF CREDIT CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 3% discount to the lowest closing bid price for the five trading days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market 10,000,000 shares of common stock being registered in this offering. That means that up to 10,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of DMS and those shareholders who are significant stockholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         In many circumstances the provision of an Equity Line of Credit for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if DMS has not performed in such a manner to show that the equity funds raised will be used to grow DMS. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Line of Credit, DMS may request numerous draw downs pursuant to the terms of the Equity Line of Credit. Even if DMS uses the Equity Line of Credit to grow its revenues and profits or invest in assets which are materially beneficial to DMS, the opportunity exists for short sellers and others to contribute to the future decline of DMS' stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         It is not possible to predict if the circumstances whereby a short sale could materialize or to what price the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to us.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY CREDIT LINE WHEN NEEDED

         We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $53,000 during any seven trading day period. In addition, based on an assumed offering price of $0.066, we will only be able to draw a total net amount of $481,592 under the Equity Line of Credit. This net amount will utilize all of the 9,036,542 shares of our common stock registered for the Equity Line of Credit under this registration statement. At this assumed price, we would need to register 66,721,030 additional shares of our common stock to fully utilize the funds available under the Equity Line of Credit. We would need to increase our authorized shares to accomplish this.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE EQUITY LINE OF CREDIT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

         In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of DMS, we will be unable to draw down on the Equity Line of Credit. Currently, Cornell Capital has beneficial ownership of 757,576 shares of our common stock based on a conversion price of $0.066 per share, (not including shares issuable for accrued interest), or approximately 9%, and therefore we would be able to draw down on the Equity Line of Credit so long as Cornell Capital's beneficial ownership remains below 10%. If Cornell Capital Partner's beneficial ownership increases above 9.9%, we would be unable to draw down on the Equity Line of Credit. Because Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debenture, a possibility exists that Cornell Capital Partners may own more than 9.9% of DMS' outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Result of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling stockholders are the entities who have assisted in or provided financing to DMS. A description of each selling stockholder's relationship to DMS and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                    PERCENTAGE OF                   PERCENTAGE OF
                                    OUTSTANDING                     OUTSTANDING                     PERCENTAGE OF
                    SHARES          SHARES          SHARES TO BE    SHARES TO BE                    SHARES
                    BENEFICIALLY    BENEFICIALLY    ACQUIRED        ACQUIRED         SHARES         BENEFICIALLY
                    OWNED           OWNED           UNDER THE       UNDER THE        TO BE          OWNED
SELLING             BEFORE          BEFORE          EQUITY LINE     EQUITY LINE      SOLD IN THE    AFTER THE
STOCKHOLDER         OFFERING        OFFERING(1)     OF CREDIT       OF CREDIT        OFFERING       OFFERING(1)
-----------------------------------------------------------------------------------------------------------------
                            SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH DISTRIBUTION MANAGEMENT
-----------------------------------------------------------------------------------------------------------------
Cornell Capital          757,576          (2)(5)      9,036,542             49.1%      9,794,118         0%
Partners, L.P.
-----------------------------------------------------------------------------------------------------------------
TN Capital Equities,     117,647             (3)             --                --        117,647         0%
Ltd.
-----------------------------------------------------------------------------------------------------------------
Butler Gonzalez, LP       88,235             (4)             --                --         88,235         0%
-----------------------------------------------------------------------------------------------------------------
TOTAL                    963,458                      9,036,542                       10,000,000         0%
-----------------------------------------------------------------------------------------------------------------

(1) Applicable percentage of ownership is based on 9,167,966 shares of common stock outstanding as of June 21, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of June 21, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for form purposes only.

(2) Consists of up to 757,576 shares of common stock underlying a convertible debenture assuming a conversion price of 97% of $0.066, which is the lowest closing bid price of the common stock during the five trading days preceding June 21, 2004 but does not include shares issuable for accrued interest.

(3) Shares were issued to TN Capital Equities, Ltd. as compensation for advising DMS in connection with the Equity Line of Credit.

(4) Shares were issued to Butler Gonzalez, LP as compensation for legal services provided by Butler Gonzalez in connection with the Equity Line of Credit.

(5) Includes the shares acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement and a good faith estimate of the number of shares needed as a result of conversion of the convertible debenture.

         The following information contains a description of each selling stockholder's relationship to DMS and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with DMS, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH DISTRIBUTION MANAGEMENT

         CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Standby Equity Distribution Agreement (also known as the "Equity Line of Credit") and a holder of a convertible debenture. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with DMS. Those transactions are explained below:

         STANDBY EQUITY DISTRIBUTION AGREEMENT. On February 12, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay DMS 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In connection with the Equity Line of Credit, Cornell Capital Partners is entitled to a one-time commitment fee of $190,000, evidenced by a 5% Convertible Debenture dated February 12, 2004 (the "Convertible Debenture"). We are registering 757,576 shares in this offering which may be issued upon conversion of the Convertible Debenture.

         CONVERTIBLE DEBENTURE. On February 12, 2004, Cornell Capital Partners purchased $190,000 of Convertible Debenture from DMS. The Convertible Debenture is convertible at the holder's option any time up to maturity and sale on the same day, in an amount equal to $50,000 of the principal amount of the Convertible Debenture, plus accrued interest upon the first to occur (I) 90 calendar days from the date of the Convertible Debenture or (ii) the date this registration statement filed pursuant to the Registration Rights Agreement is declared effective by the SEC, into shares of DMS' common stock, at a conversion price equal to 97% of the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. This conversion feature is presently available to Cornell Capital Partners but has not been converted. At maturity, DMS has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the Convertible Debenture into shares of common stock at a conversion price equal to 97% of the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. DMS has the right to redeem all or a portion of the Convertible Debenture upon three business days' notice by paying Cornell Capital Partners 120% of the amount redeemed plus accrued unpaid interest. DMS is registering in this offering 757,576 shares of common stock underling the Convertible Debenture.

There are certain risks related to sales by Cornell Capital Partners, including:

         o The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

         o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

         TN CAPITAL EQUITIES, LTD., TN Capital Equities, Ltd. is an unaffiliated registered broker- dealer that has been retained by us. John Steinmetz, TN Capital Equities. Ltd.'s President, makes the investment decisions on behalf of TN Capital Equities, Ltd. For its services in connection with the Equity Line of Credit, TN Capital Equities, Ltd. received a fee of 117,647 shares of common stock equal to approximately $10,000 based DMS' stock price on March 1, 2004. These shares are being registered in this offering.

         BUTLER GONZALEZ, L.P., Butler Gonzalez,, L.P. is a New Jersey law firm that represented Cornell Capital Partners in connection with the Equity Line of Credit. For legal services provided, DMS paid Butler Gonzalez an aggregate of $5,000 and issued 88,235 shares of common stock for $7,500 in legal fees based upon the closing price of DMS' common stock on March 1, 2004. These shares are being registered in this offering.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 97% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five consecutive trading days immediately following the notice date. DMS will pay Cornell Capital Partners 5% of each advance as an additional fee.

         Pursuant to the Equity Line of Credit, DMS cannot draw more than $53,000 every seven trading days or more than $5 million over twenty-four (24) months.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                                  $  500,000(1)     $1,000,000(1)      $2,000,000(1)     $5,000,000(1)

NET PROCEEDS                                    $  390,000        $  865,000         $1,815,000        $4,685,000

NO. OF SHARES ISSUED UNDER THE                   9,036,542         9,036,542          9,036,542         9,036,542
EQUITY LINE OF CREDIT AT AN
ASSUMED PRICE OF$0.066

USE OF PROCEEDS                                     AMOUNT(1)         AMOUNT(1)          AMOUNT(1)         AMOUNT(1)

Production of Movie                             $   50,000        $  500,000         $1,000,000        $3,000,000

Administrative Expenses, Including Salaries     $  200,000        $  200,000         $  200,000        $  200,000

Reduction of Accounts Payable                   $   10,000        $   10,000         $   10,000        $   10,000

General Working Capital                         $  130,000        $  155,000         $  605,000        $1,475,000

TOTAL                                           $  390,000        $  865,000         $1,815,000        $4,685,000

----------
(1) At our current stock price, DMS has not registered sufficient shares of common stock under this registration statement to obtain $1 Million or up to the full $5 Million available under the Equity Line of Credit. Accordingly, these columns would only be applicable if our stock price increased sufficiently so that more proceeds may be obtained under the Equity Line of Credit with the 9,036,542 shares that are being registered under the Equity Line of Credit in the registration statement.

                                    DILUTION

         The net tangible book value of DMS as of February 29, 2004 was 290,740 or $0.035 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of DMS (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to DMS, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Line. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.066 per share which is in the range of the recent share price.

         If we assume that DMS had issued 9,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.066, less retention fees of $29,700 and offering expenses of $85,000, our net tangible book value as of February 29, 2004 would have been $770,040 or $0.045 per share. Note that at an offering price of $0.066 per share, DMS would receive gross proceeds $594,000, or $4,406,000 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.010 per share and an immediate dilution to new stockholders of $0.021 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $  0.066
Net tangible book value per share before this offering                  $290,740
Increase attributable to new investors                                  $479,300
Net tangible book value per share after this offering                   $770,040
Dilution per share to new stockholders                                  $  0.021

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                  DILUTION PER
                           NO. OF SHARES TO BE    SHARE TO NEW
ASSUMED OFFERING PRICE     ISSUED(1)              INVESTOR
----------------------     -------------------    ------------
$0.10                      9,000,000              ($0.038)
$0.15                      9,000,000              ($0.063)
$0.19                      9,000,000              ($0.084)
$0.25                      9,000.000              ($0.114)

----------
(1) This represents the estimated maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

         On February 12, 2004, we entered into Standby Equity Distribution Agreement for an equity line of credit (the "Equity Line of Credit") with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. The net effect of the 3% discount and the 5% retainage is that Cornell Capital Partners shall pay 92% of the applicable lowest closing bid price for each share of our common stock. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, TN Capital Equities, Ltd. received 117,647 shares of our common stock equal to approximately $10,000 based on DMS' stock price on March 1, 2004. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission ("SEC"). The costs associated with this registration will be borne by us. There are no other significant closing conditions to draw under the Equity Line of Credit.

EQUITY LINE OF CREDIT EXPLAINED

         Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence. We are limited however, by our ability to request advances under the Equity Line of Credit based on the number of shares we have registered on this registration statement and potentially the number of shares we have authorized. For example, at an assumed offering price of $0.066, we would only be able to draw net proceeds of approximately $594,000 under the Equity Line of Credit with the estimated 9,000,000 shares we are registering. In addition, if our stock price decreased significantly, to $0.05 for example, we would have to increase our authorized shares to fully utilize the Equity Line of Credit.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the SEC. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount of $53,000 and we may not submit an advance within seven trading days of a prior advance price. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent average stock price of $0.066, Cornell Capital Partners' beneficial ownership of DMS common stock is approximately 9.0%, and therefore we would be permitted to make very limited draws on the Equity Line of Credit so long as Cornell Capital Partners' beneficial ownership of our common stock was not greater than 9.9%. However, Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the Convertible Debenture, and therefore a possibility exists that Cornell Capital Partners may own more than 9.9% of DMS' outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit.

         We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Line of Credit.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued 9,000,000 shares of common stock being registered in the accompanying registration statement at a recent price of $0.066 per share, we would issue 9,000,000 shares of common stock to Cornell Capital Partners for net proceeds of approximately $594,000, or $4,406,000 less than is available under the Equity Line of Credit. These shares would represent 51.7% of our outstanding common stock upon issuance. We are registering 9,794,118 shares of common stock for the sale under the Equity Line of Credit and the conversion of the Convertible Debenture. Accordingly, we would need to register additional shares of common stock in order to fully utilize the $5 million available under the Equity Line of Credit at the current price of $0.066 per share. Put another way, we do not have sufficient common shares registered under this registration statement available to draw down the entire $5.0 million available under the Equity Line of Credit at the current share price.

         Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Line of Credit, Cornell Capital Partners is entitled to a one-time commitment fee of $190,000 from the proceeds of the Convertible Debenture. In addition, we issued 117,647 shares of common stock to TN Capital Equities, Ltd., an unaffiliated registered broker-dealer, as compensation for its services as a placement agent, equal to approximately $10,000 based on DMS' stock price on March 1, 2004.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (I) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock from whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Line of Credit, and is entitled a one-time commitment fee of $190,000 which is payable by DMS on the third anniversary of the Convertible Debenture (February 12, 2007) unless previously paid by DMS. Up to $50,000 of principal and accrued interest are currently eligible for conversion by Cornell Capital Partners at its option. The 3% discount, the 5% retainage and the one-time commitment fee are underwriting discounts. In addition, we engaged TN Capital Equities, Ltd., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, TN Capital Equities, Ltd. received 117,647 shares of our common stock equal to approximately $10,000 based on DMS' stock price on March 1, 2004.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. For its services, TN Capital Equities, Ltd. received 117,647 shares of our common stock. The offering expenses consist of: a SEC registration fee of approximately $450.00, printing expenses of $5,000, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $9,550. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

GENERAL

         The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of DMS' or managements's beliefs, expectations, hopes, goals and plans that, if not historical, are forward- looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth following "RISK FACTORS" in this registration statement under the caption "Forward Looking Statements", which information is incorporated herein by reference.

GOING CONCERN

         As reflected in DMS' financial statements for the twelve months ended May 31, 2003, DMS' accumulated deficit of $(1,009,972) and its working capital deficiency of ($842,962) raise substantial doubt about its ability to continue as a going concern. This doubt continues based on DMS' accumulated deficit of $(1,140,962) as of February 29, 2004. The ability of DMS to continue as a going concern is dependent on DMS' ability to acquire an operating business which generates sufficient revenues to operate the business profitably and the ability to raise additional debt or capital, including the ability to raise capital under the Equity Line of Credit. The financial statements for February 29, 2004 and May 31, 2003 do not include any adjustments that might be necessary if DMS is unable to continue as a going concern.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including but not limited to, those related to inventories, accrued liabilities, and the valuation allowance offsetting deferred income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations include those listed above as well as our valuation of equity securities used in transactions and for compensation, and our revenue recognition methods for our operations.

RESULTS OF OPERATIONS

         Three months ended February 29, 2004
         compared to the same period in 2003

         For the three months ended February 29, 2004, DMS received no revenues, having sold its recycling center in July, 2003. As a result of the sale, there were no operations and therefore no revenues during the period as compared to the same period in 2003. Expenses increased from approximately $0 for the three months ended February 28, 2003 to approximately $21,000 for the same period in 2004. The increase is due to professional fees.

         Nine months ended February 29, 2004 compared to the same period in 2003.

         For the nine months ended February 29, 2004, DMS' revenues and expenses have been reclassified to discontinued operations. As a result of the sale, DMS has reclassified operations in 2003 to discontinued operations.

LIQUIDITY AND CAPITAL RESOURCES

         As of February 29, 2004, DMS had cash on hand of $163,000. It had no revenues during the period as a result of the sale of the recycling center in July, 2003 which was its only operating business.

         There is currently one outstanding loan from a related party in the principal sum of $20,000 after partial repayment of principal in the aggregate amount of $101,000 and the conversion in July 2003 of $100,000 of principal into 769,231 shares of DMS' restricted common stock based on a per share price of $.13 which was the closing price on the trading date immediately preceding the conversion ("Conversion Price"). All accrued interest on all loans, aggregating $99,546 as of year end May 31, 2003, was converted into equity during the first quarter in the aggregate amount of 765,738 shares of DMS' restricted common stock based on the Conversion Price. The currently outstanding loan is due upon demand and bears interest at the applicable Federal rate. The related party has no obligation to make any further loans to DMS in the future notwithstanding that he has made loans in the past. The loan may be converted, in whole or in part, by the related party in his discretion into shares of DMS' restricted common stock at fair market value although there is no assurance given that this will occur.

         Currently DMS has had no revenues since the sale of the recycling center in July, 2003. The balance of the net proceeds received from the sale after the repayment of non-affiliate debt, satisfaction of the mortgage and repayment of certain related party loans has been used for working capital. Management believes that these funds will be sufficient for DMS' working capital needs for the next 12 months, exclusive of the funds necessary for the production of the films which is described below, since DMS has also significantly reduced its outstanding debt to related parties. In addition, in April 2004, DMS entered into a settlement agreement with Delta Dade Recycling Corp., the current operator of the recycling center and one of the defendants in its lawsuit against Peerless Dade and Delta Dade Recycling Corp. The lawsuit will continue against Peerless Dade, the remaining defendant.

         In consideration of DMS dismissing Delta Dade and all other named defendants (with the exception of Peerless-Dade d/b/a Dade Recycling and Disposal), from the pending lawsuit, Delta Dade, as operator of the recycling facility, has assigned its interest in the Amended Operation Agreement dated December 22, 1998 to DMS (the "Assignment"). In December 2003, Delta Dade exercised the first of its four, one- year options to operate the recycling center. It did not, however, exercise the five year option to purchase the recycling center from DMS. That option expired in December 2003. As a result of the Assignment, DMS applied to the Florida Department of Environmental Regulation (DERM) for the reassignment of its permit to operate the recycling center which is currently pending. DMS anticipated operating the facility upon assignment of the license but has been hindered by the litigation with Southern Waste Systems (SWS) as described below. DMS expects, assuming a favorable outcome in the litigation with SWS, as to which no assurances can be given, to earn the operator's share of the revenues provided under the terms of the Amended Operation Agreement. These revenues are expected to provide DMS with additional working capital and funding for possible business ventures. No assurances are given that the Assignment will produce sufficient revenues to meet DMS' cash flow requirements. In addition, DMS is receiving from Delta Dade a front-end loader, the value of which is carried on the books of Delta Dade at $60,000. This equipment will enable DMS to accept materials at an average rate of $8.50 to $17 per yard, that DMS will then remove to land fills at a cost to DMS of $6.00 per yard.

         DMS is a defendant in a lawsuit instituted by SWS in February 2004 for payment of recycling related fees allegedly due SWS which are being held by DMS. Under the terms of its agreement with SWS for sale of the recycling center dated April 23, 2003, DMS has the right to rescind the purchase upon payment to SWS of $850,000. DMS has exercised its rescission right and is the fee simple owner of the recycling center as of April 20, 2004 and has all rights of possession. Officers and employees of SWS have physically prevented DMS from operating the recycling center since mid-April 2004 by blocking the entrance and denying access to the facility. On May 19, 2004, a hearing was held before a special master seeking a temporary restraining order against these individuals so that DMS can have access to and continue the business at the recycling center. The temporary restraining order was deferred and the entire matter before the court will be heard by the special master on July 26, 2004 with a final ruling expected soon thereafter. The assignment of the operator's permit to DMS by DERM is being reviewed and considered by DERM. There are no assurances given that DMS will prevail in the litigation. To expedite DMS' possession of the recycling center, DMS filed a lawsuit to eject Sun Recycling, LLC from possession of the recycling center property in June 2004. See "Legal Proceedings".

         The acquisition of any other assets by DMS will require the expenditure of cash and/or the issuance of restricted securities. DMS does not currently have and may not have all of the cash that may be necessary to fund any such acquisition and will be required to rely on the sale of its securities, the success of which cannot be assured.

         On February 12, 2004, DMS entered into the Standby Equity Distribution Agreement for an equity line of credit (the "Equity Line of Credit") with Cornell Capital Partners, L.P., a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Pursuant to the Equity Line of Credit, in order for DMS to access the Equity Line of Credit, we must first file this registration statement with the SEC registering up to a maximum of $5 million of our common stock and this registration statement must be declared effective by the SEC. Thereafter, for a period of 24 months following the effective date of the registration statement, DMS may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay DMS 97% of , or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $53,000, with no advance occurring within seven trading days of a prior advance. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. The net effect of the 3% discount and the 5% retainage is that Cornell Capital Partners shall pay 92% of the applicable lowest closing bid price for each share of DMS common stock. Cornell Capital Partners is entitled to a one-time commitment fee of $190,000, evidenced by a three-year convertible debenture (the "Convertible Debenture") that accrues interest at a rate of 5% per year. The Convertible Debenture is convertible at the holder's option in an amount up to $50,000 of principal plus accrued interest at a conversion price equal to 97% of the closing bid price of the common stock for the three trading days immediately preceding the conversion date commencing on the earlier of (I) the effective date of the registration statement, or (ii) 90 days from February 12, 2004, and thereafter at any time up to maturity. Up to $50,000 of principal and accrued interest is currently convertible by Cornell Capital Partners but has not yet been converted. At maturity of the Convertible Debenture, DMS has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the Convertible Debenture into shares of common stock at a conversion price equal to the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. DMS has the right to redeem the Debenture upon three days notice for 120% of the amount redeemed.

         In addition, DMS engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, TN Capital Equities, Ltd. received 117,647 shares of our common stock equal to approximately $10,000 based on our stock price on March 1, 2004. DMS also issued an aggregate of 88,235 shares to Butler Gonzalez LLP for legal services provided in connection with the Equity Line of Credit on the same basis as the shares issued to TN Capital Equities, Ltd. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon DMS registering the shares of common stock with the SEC. The costs associated with this registration are being paid by DMS. There are no other significant closing conditions to draw under the Equity Line of Credit.

         No assurance is given that this registration statement will be declared effective by the SEC. Further, the number of shares which may be required to be registered under this registration statement may far exceed the number of shares that DMS has available under its authorized but unissued capital stock based upon the per share price of a share of common stock on the date of a notice given by DMS to Cornell Capital. Accordingly, DMS may not be able to exercise any notice under the terms of the Equity Line of Credit unless we obtain shareholder approval to increase our authorized shares and/or our share price increases to a level that will not require such action on the part of the shareholders. There are no assurances that either of these events will occur and there can be no assurance given that DMS will be able to raise sufficient funds to meet long-term capital needs in this manner or in any other manner.

         We may also seek alternative sources of financing, including from more conventional sources such as bank loans and credit lines. However, no assurances can be given that we will be able to meet our needs through the sale of securities or otherwise. Further, the availability of any future financing may not be on terms that are satisfactory to us. From time to time, we may evaluate potential acquisitions involving complementary businesses, content, products or technologies. We do not have any present agreements or understanding with respect to any such acquisition other than as discussed in this registration statement. Our future capital requirements will depend on many factors, including growth of the revenues we derive from the Assignment to us from Delta Dade Recycling Corp., assuming that we prevail in the litigation with SWS which we can not assure, the production of the movies, economic conditions and other factors including the results of future operations.

          We will also require up to $3,000,000 to fund the production, marketing and distribution of one of the movie scripts acquired in May 2003. Without the funding described herein, as to which no assurances are given, DMS will be unable to proceed with its business plans, which would have a material adverse effect on its business and financial condition, and it may be unable to continue as a going concern.

         DMS entered into an agreement to acquire 100% of the capital stock of Mako Products, Inc., a Florida corporation, in September 2003. Mako Products, Inc. owns certain intellectual property rights for the manufacture and distribution of a marine camera stabilizing device. Mako Products, Inc. is 100% owned by Jordan Klein, Sr. and Jordan Klein, Jr., formerly directors of DMS who resigned from the Board of Directors in February 2004. The agreement provides for the payment of royalties, among other consideration, to Jordan Klein, Sr., Jordan Klein, Jr. and to unaffiliated parties based upon revenue received from the rental and/or sale of the stabilizer. In connection with the acquisition, DMS made an initial payment in September, 2003 of $25,000 and a subsequent payment in October 2003 of $25,000. The October payment was returned to DMS due to a subsequent dispute among the parties regarding the terms of the transaction as set forth in the September 22, 2003 agreement. The $25,000 initial payment of the purchase price is reflected in our financial statements under "Other Assets". Management believes that this initial payment is refundable if the acquisition agreement is terminated. Although the acquisition has not occurred or been consummated as of the balance sheet date, management does not believe that the agreement is terminated although the Kleins resigned from our Board of Directors in February 2004. The parties have attempted to resolve their differences but have been unable to do so. Our Board of Directors has been considering its legal remedies, including litigation which may seek to enforce the terms of the agreement. The outcome of any litigation which may ensue cannot be determined at this time. In April 2004, the Kleins and Mako Products, Inc. instituted a lawsuit in the Circuit Court in and for Marion County, Florida against DMS and Leo Greenfield, President of DMS, seeking a declaratory judgment and an injunction, and alleging constructive fraud, fraudulent misrepresentation, violation of the Florida Securities Investor Protection Act, unjust enrichment and payment on a promissory note. DMS and Mr. Greenfield filed a Motion to Dismiss for improper venue of the action in Marion County, Florida as the September 2003 agreement provides for venue to be in Miami-Dade County, Florida. The Motion to Dismiss is scheduled for hearing on July 22, 2004.

         We currently have no salaried employees. In July 2003, our Board of Directors approved the conversion of other compensation to the Mr. Greenfield, President of DMS, of $89,475 as of fiscal year end 2003 into 688,259 shares of restricted common stock based on a conversion price of $.13 per share which was the closing price of a share of DMS' common stock on the trading day immediately preceding the Board resolution authorizing the conversion. DMS accrued Mr.

Greenfield's salary during the first two quarters of the fiscal year ended May 31, 2004 but paid Mr. Greenfield an aggregate of $8,000 during the third quarter ended February 29, 2004. If operations are expanded through growth or acquisitions, DMS expects to hire personnel to meet these needs and may enter into employment agreements with Mr. Greenfield or others to oversee its operations. The number of employees actually hired will be based on the business activity of DMS and its ability to support the increased cost through cash flow generated by such business.

IMPACT OF INFLATION

         Although the Company has not attempted to calculate the effect of inflation, management does not believe inflation has had or will have a material effect on its results of operations.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

         The following chart sets forth DMS' contractual obligations and commercial commitments and the time frames for which such commitments and obligations come due.

                             PAYMENTS DUE BY PERIODS

TOTAL                                  LESS THAN
CONTRACTUAL OBLIGATIONS                1 YEAR               AFTER 1 YEAR      1-3 YEARS        4-5 YEARS
-----------------------                ---------            ------------      ---------        ---------
Debenture (1)                          $ 20,000              $190,000          $190,000          $-0-

Notes Payable-Related Parties          $  1,647                   -0-               -0-           -0-

Payment to SWS(2)                      $850,000                   -0-               -0-           -0-

Total Contractual Cash                 $871,647              $190,000          $190,000           -0-
Obligations

----------
(1) Long term debt obligations include principal amount of $190,000 Convertible Debenture, excluding interest and assuming the Convertible Debenture is paid in cash by DMS rather than through the issuance of common stock as provided under the terms of the Convertible Debenture.

(2) Payment due to Southern Waste Systems for the rescission of the Contract for Sale pursuant to its terms. See "Management's Discussion and Analysis" and "Legal Proceedings".

CURRENT ACCOUNTING PRONOUNCEMENTS

         In August 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of an APB No. 30, Reporting the Results of Operations - Reporting the Effects of the Disposal of a Segment Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 establishes a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provisions of APB No. 30 for presentation of discontinued operations in the income statement, but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within. The adoption of SFAS No. 144 did not have an immediate impact on DMS' financial statements; however, as described in Note 1 to the financial statements, DMS disposed of a component in July 2003 and has accounted for the disposal under the applicable provisions of SFAS No. 144.

         In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Exit or Disposal Activities." Statement 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that currently are accounted for pursuant to the guidance that the Emerging Issues Task Force set forth in Issue No. 94-3. The scope of Statement 146 also includes (1) costs related to terminating a contract that is not a capital lease, (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract and (3) costs to consolidate facilities or relocate employees. Statement 146 is required to be effective for our exit or disposal activities initiated after December 29, 2002. We do not believe that the adoption of SFAS No. 146 will have a material impact on our financial position, results of operations or cash flows.

SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

         On August 22, 2003, there were 8,204,508 shares of common stock outstanding. The holders of a majority of DMS' issued and outstanding common stock (approximately 52.1%) executed and delivered to DMS' a Written Consent dated August 22, 2003, consenting to two actions. The first action was to amend DMS' Articles of Incorporation to increase the authorized common stock to 50,000,000 shares. The second action was to amend DMS' Articles of Incorporation to provide that it not be subject to Sections 607.0901 and 607.0902 of the Florida Statutes relating to "affiliated transactions" and "control share acquisitions."

                             DESCRIPTION OF BUSINESS

Explanatory Note

         The following discussion includes information regarding the ownership and operation of the recycling center located in Miami, Florida which was the sole source of our revenues until it was sold to a third party in July, 2003. We include this information because we have once again acquired title to the property in April, 2004 and have been assigned the right to also operate the recycling center by the operator of the recycling center as part of the settlement we reached with the operator in our lawsuit against the operator and other related parties which is described below and elsewhere in this Prospectus. We have been unable to operate the recycling center because of a lawsuit filed against us by the purchaser of the recycling center. That lawsuit is also described below and elsewhere in this Prospectus under "Legal Proceedings" and "Management's Discussion and Analysis". If DMS is successful in the litigation with SWS it will operate the recycling center and earn revenues once again. If it is not successful and is unable to operate the recycling center, DMS will have no operations or revenues.

Business

Principal Operations, Services and Markets

         As of the fiscal year ended May 31, 2003 and subsequently until it was sold on July 25, 2003, DMS, through a third party operator, operated a transfer station (also referred to as the recycling center) on the tract of land owned by DMS located at 2000 N. Miami Avenue, Miami, Florida. The recycling center provides contractors, truckers and demolition companies, under state supervision, a conveniently located facility where recyclable materials from demolition or new construction jobs such as aluminum, glass, cardboard, paper, wood and like materials are segregated into usable or waste categories. The materials are then sold by such dealers to manufacturers and are subsequently used in the manufacture of recycled goods of a like kind. Materials which are not recyclable are delivered to landfills operated by independent operators located in Miami-Dade County, Florida. These landfills are operated under licenses from Miami-Dade County, Florida. There are several of these other landfills scattered in locations throughout Miami-Dade County.

         In addition to the recycling center, in May, 2003, DMS acquired the rights, title and interest to two (2) full length motion picture scripts as described below. with the intention to produce, market and distribute one or both of these scripts as full length motion pictures. Since the acquisition of these scripts, DMS has been working toward the development of the scripts for one of the films, "Whiskers." Over the last several months, the script has been rewritten and financing sought for its production.

         Until the sale of the property and recycling center (collectively, the "Center") in July 2003, the Company derived its income solely from its Amended Operation Agreement (the "Operation Agreement") with the operator of the landfill. The Operation Agreement was entered into by DMS and the operator on December 22, 1998, and is for a period of five consecutive years with automatic renewal annually unless notice of termination is given by the operator. The operator also had an option (the "Option") to purchase the Center during the initial five year term of the Operation Agreement at a purchase price of from 115% to 175% (determined by in which year of the Operation Agreement the Option is exercised) of $1,300,000 which was set by DMS and the operator based, in part, upon DMS' investment in the recycling center. The Operation Agreement was assigned by the original operator, Peerless Dade, Inc., to a new operator (the "Operator") as permitted under the terms of the Operation Agreement on October 24, 2000. The initial term of the Operation Agreement expired in December 2003 without the Option being exercised by the then current operator, Delta Dade Recycling Corp. ("Delta Dade"). In December 2003, Delta Dade exercised the first of its four, one-year options to operate the recycling center. All other terms and conditions of the Operation Agreement remained the same except that DMS received 10% of the gross amount collected by the Operator from "tipping fees"for the first 450 yards of materials received each day and 6% in excess of 450 yards per day. The original operation agreement provided for 6% and 10%, respectively.

         The Operator charges construction or waste removal companies "tipping fees" of $7.00 to $7.50 per yard for dumping of construction waste or demolition materials at the transfer station which, on average, will receive from 850 to 1,500 yards of material per day, subject to local weather and construction conditions. The Operator provides all machinery for the operation and assumes all costs, expenses and maintenance of the operation of the recycling center. Under the terms of the Operation Agreement, DMS is responsible for the payment of mortgages, real estate taxes, permits and licenses (which taxes, permits and licenses cost approximately $7,650 per year in the aggregate) and any capital improvements. The $375,000 mortgage note payable on the facility which bears interest at the rate of 12% per annum due February 1, 2004 was repaid from the proceeds from the sale of the Center. See "Properties and "Management's Discussion & Analysis."

         For fiscal year 2003, the Center received an average of 800 to 1,000 cubic yards of materials per day, far below the average of 1,100 yards received in the prior fiscal year and the 1,500 yards that was anticipated to be received. This reduction in yardage is the basis for certain allegations in DMS's lawsuit against the Operator and affiliated parties described below.

         On August 4, 2003, DMS filed suit against the Operator of the Center and related parties. The suit seeks an accounting and damages alleging fraudulent breach of contract, negligence and breach of contract arising from the Operator's operation of the Center and the Operation Agreement. In April 2004 the lawsuit was settled with the Operator and there remains one defendant, Peerless Dade, Inc., the original operator of the Center. As a result of the settlement, DMS acquired the right to possess the property and the Operation Agreement was assigned to DMS to operate the Center. DMS applied to the Florida Department of Environmental Regulation (DERM) for the reassignment of its permit to operate the Center which is currently pending. DMS anticipated operating the facility upon assignment of the permit but has been hindered by the litigation with Southern Waste Systems (SWS) as described below. See "Legal Proceedings" and "Management's Discussion and Analysis".

SALE OF CENTER

         DMS entered into a Contract of Sale dated April 23, 2003 (the "Contract") with Southern Waste Systems Ltd.("SWS") to purchase the Center for $1,500,000, of which $1,050,000 was paid in cash and an additional $450,000 payable on a subsequent date. The closing occurred on July 25, 2003 after SWS had completed satisfactory due diligence and all conditions precedent had been met. DMS used the net proceeds from the sale to (I) satisfy the existing mortgage on the Center, including all unpaid interest, (ii) repay other debt to non-affiliated third parties and affiliates, and (iii) for working capital. The sale of the Center is recorded in DMS' financial statements under "Discontinued Operations."

          In addition to customary terms and conditions, the Contract provides that if the Operator exercises its Option, to purchase the Center, at the purchase price of $2,275,000 which is the Option price for the fifth year of the Operation Agreement, then SWS will receive (a) return of the purchase price, or any expenses incurred in connection therewith; (b) all expenses incurred to transfer title to the Operator; (C)) reimbursement for any expenses incurred in improving the property; and (d) twenty-five (25%) percent of the difference between the original purchase price paid by SWS and the purchase price paid under the exercise of the Option. The Option expired on December 31, 2003 and the Operator did not exercise the Option.

         In February 2004 SWS sued DMS for payment of recycling related fees allegedly due SWS which are being held by DMS. Under the terms of the Contract, DMS has the right to rescind the purchase upon payment to SWS of $850,000. DMS has exercised its rescission right and is the fee simple owner of the recycling center as of April 20, 2004 and has all rights of possession. Officers and employees of SWS have physically prevented DMS from operating the recycling center since mid-April 2004 by blocking the entrance and denying access to the facility. On May 19, 2004, a hearing was held before a special master seeking a temporary restraining order against these individuals so that DMS can have access to and continue the business at the Center. The court deferred any ruling and DMS has filed its application with DERM to obtain its operating permit. The entire matter before the court will be heard by the special master on July 26, 2004 with a final ruling expected soon thereafter. There are no assurances given that DMS will prevail in the litigation.

COMPETITION

         The issuance of permits for the operation of facilities similar to the Center are extremely limited. There are presently no similar facilities available to contractors and waste removal companies in the City of Miami. Management believes that no additional permits in proximity to the Center will be issued in the near future. Accordingly, management does not anticipate that it will be subject to significant competition in the foreseeable future although no assurances are given.

DEPENDENCE ON MAJOR CUSTOMER

         Until the sale of the Center in July 2003, DMS' income was solely dependent on the Operator who was the exclusive operator for the Center pursuant to the Operation Agreement. The Operation Agreement has been assigned to DMS in connection with the settlement of litigation with Delta Dade. If DMS is successful in the pending lawsuit with SWS, the income received by DMS under the Operation Agreement will be determined by the volume of business at the Center which will be controlled by DMS as the operator.

PATENTS AND PROPRIETARY RIGHTS

         DMS acquired the rights to two (2) movie scripts, each of which is copyrighted through the copyright office of the United States.

GOVERNMENTAL APPROVALS AND REGULATIONS

         The Center has been approved by and operates under licenses issued by the State of Florida, City of Miami and Miami-Dade County, Florida, all in accordance with the regulations imposed by DERM and enforced through the City of Miami and Miami-Dade County, Florida. The Solid Waste Operating Permit issued, through DERM by Miami-Dade County, Florida, must be renewed annually. The assignment of the operator's permit to DMS by DERM is pending.

         DMS and the operator of the Center are subject, directly and indirectly, to regulations and various laws of the State of Florida, City of Miami and Miami-Dade County, Florida relating to the operation of the Center. Management believes that at the present time DMS is in material compliance with all applicable laws relating to the operations, particularly the requirements of DERM which required that DMS file a Contamination Assessment Plan (the "Plan"). The Plan was filed with DERM on September 16, 1999. The Plan was prepared by LandScience, Inc. Environmental Consultants. LandScience, Inc., whose office is located at 2124 NE 123rd Street, #206, North Miami, Florida 33181, specializes in environmental concerns. All groundwater samples from the Center were previously submitted to DERM. The Center has not been operational since April 2004 when representatives of SWS denied DMS access to the Center. The operation of the Center and the rights of DMS and SWS are to be decided by a Special Master at a hearing scheduled for July 26, 2004, the outcome of which cannot be assured.

         On September 1, 1999, Leo Greenfield, the President and a director of DMS, was individually charged by the State of Florida with "littering" in violation of Fla.Stat. 403.413(4) which is a third degree felony and carries a maximum penalty of up to five years imprisonment and a possible $5,000 fine. Such charge was based on a claim that 22 barrels of liquid material pumped from a ground storage tank during construction of the facility were temporarily stored by the contractor in a fenced-off alley adjoining DMS' property. At such time, Leo Greenfield was not an officer or director of DMS. Three months prior to the charges being made, the barrels and material were disposed of in accordance with the requirements and approval of DERM and in accordance with all environmental regulations. Mr. Greenfield denied any violation of such statute or wrongdoing of any kind; however, in order to dispose of the charge, Mr. Greenfield entered a plea of nolle contender on March 21, 2000, without an adjudication, and DMS paid the County's expenses related to this matter of approximately $12,500.

RESEARCH AND DEVELOPMENT COSTS

         DMS is not involved with any research or development at this time.

EMPLOYEES

         As of the present time DMS has no paid employees. The President, Vice President and Secretary presently serve without compensation although Mr. Greenfield, the President, was paid $8,000 in compensation in the third quarter of the 2004 fiscal year. These individuals have provided the services required to administer DMS' operations. The value of Mr. Greenfield's services are recorded at their estimated fair value in the financial statements. In August 2003, Mr. Greenfield converted the value of his services to DMS, as recorded in DMS' audited financial statements for the fiscal years ended May 31, 2002 and May 31, 2003, into shares of DMS' restricted common stock at fair market value. See "Executive Compensation."

                                   MANAGEMENT

         As of May 31, 2004, the directors and executive officers of DMS, their ages, positions in DMS, the dates of their initial election or appointment as director or executive officer, and the expiration of the terms as directors are as follows:

Name of Director/                                                  Period Served
Executive Officer       Age     Position                           As Director
-----------------       ---     --------                           -------------
Leo Greenfield          80      Director and President             March 1999 to Present

Barbara Greenfield      66      Director and Vice-President        March 1998 to Present

Maria Elena
Lopez de Mendoza        63      Director and Secretary             March 1998 to Present

----------
* Jordan Klein, Sr. and Jordan, Jr. resigned from the Board of Directors on February 5, 2004. Jordan Klein, Sr. was terminated as vice president by the Board of Directors in June 2004.

         Our directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified. Our officers are appointed by the Board of Directors and serve at the pleasure of the Board and subject to employment agreements, if any, approved and ratified by the Board. We did not hold an annual meeting in the fiscal year ended May 31, 2003.

         LEO GREENFIELD

         Mr. Greenfield has been President and a director of DMS since March 1999. He is also the vice president of Double D, Inc., a privately held Florida holding company with no operations or business, which is a major shareholder of the Company. From May 1997 to March 1998, he acted as business consultant for DMS in arranging the financing for and supervising construction of DMS' facilities. In March 1998, he became the General Manager of the Company. He holds an LLB Degree from the University of Miami (1948) and a BSBA Degree from the University of Miami (1950). In 1990 he was convicted of obstruction of justice and resigned from the Florida Bar. On September 1, 1999 Mr. Greenfield was individually charged by the State of Florida with "littering" in violation of Fla. Stat. 403.413(4), a class three felony with a maximum penalty of five years imprisonment and possibly up to a $5,000 fine, based on a claim that 22 barrels of liquid material were pumped from a ground storage tank during construction of the facility by the contractor and during the time that Mr. Greenfield was not an officer or director of DMS. They were temporarily stored in a fenced-off alley adjoining DMS' property. These barrels and the material were disposed of in accordance with the requirements and approval of DERM and all environmental regulations three months prior to the charges being made and Mr. Greenfield denied any violation of such statue or wrongdoing of any kind; however, in order to dispose of the charge, Mr. Greenfield entered a plea of nolle contendre on March 21, 2000, without an adjudication, and DMS paid the County's expenses of approximately $12,500.

         BARBARA GREENFIELD

         Mrs. Greenfield has been a Vice President and a director of DMS since March 1998. She is president of Double D, Inc., a majority shareholder of the Company. Ms. Greenfield has been employed as a controller and consultant in designing computer programs. Since June 2000, she has been employed by the City of Hollywood, Florida in a data entry/secretarial position. In 1998 she was employed by Panciera Funeral Homes in Hollywood, Florida and designed a computer program for their Pre-Need Division. She was involved in the ownership and management of Powergate Plaza, a shopping center located in Pompano Beach, Florida until it was sold in November 2001. Ms. Greenfield attended the University of Miami and graduated from the School of Interior Design, a private design school. She is a licensed practitioner and has been active in the field since 1969.

         MARIA ELENA LOPEZ DE MENDOZA

         Ms. Mendoza has been Secretary and Director of DMS since March 1998 and has been providing administrative services to DMS since such time. She had previously been employed by Mr. Greenfield, President of DMS, since 1973 in both the operation of his law office as well as various business enterprises in which he had been engaged.

         DIRECTORSHIPS

         None of our executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

         IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

         None

         FAMILY RELATIONSHIPS

         Leo Greenfield and Barbara Greenfield, President/Director and Vice President of DMS, respectively, have been married since 1959. No other family relationship exists between the officers or any other person who may be selected as a director or executive officer of DMS.

         EXECUTIVE COMPENSATION

         We did not compensate management in the years ended May 31, 2001, 2002 and 2003, nor are we presently compensating our officers or directors on a regular basis. Although we accrued salary for Mr. Greenfield during th first two quarters of the fiscal year ended May 31, 2004, we did pay him an aggregate of $8,000 during the third quarter ended February 29, 2004. In July 2003 DMS converted an aggregate of $89,475 in accrued salary for Mr. Greenfield for the fiscal years ended May 31, 2002 and 2003 into an aggregate of 688,269 shares of restricted common stock at fair market value. It does intend at a future date to enter into employment contracts with its officers for compensation on a reasonable basis as may be approved by the Board of Directors once there are sufficient revenues to do so as to which no assurances are given.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                       -------------------                   ----------------------
                                                                       AWARDS                       PAYOUTS
                                                                       ------                       -------
                                                                       Restricted
Name and                                               Annual          Stock         Underlying     LTIP       Other
Principal Position         Year   Salary    Bonus      Compensation    Awards        Option         Payouts    Compensation
------------------         ----   ------    -----      ------------    ----------    ----------     -------    ------------
Leo Greenfield             2003   None      None       None            None          None           None       None
President/Director         2002   None      None       None            None          None           None       None
                           2001   None      None       None            None          None           None       None

Barbara Greenfield         2003   None      None       None            None          None           None       None
Vice President/Director    2002   None      None       None            None          None           None       None
                           2001   None      None       None            None          None           None       None

Barbara Elena              2003   None      None       None            None          None           None       None
Lopez de Mendoza           2002   None      None       None            None          None           None       None
Secretary/Director         2001   None      None       None            100000        None           None       None

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         All reports required by Section 16(a) of the Exchange Act were not filed on a timely basis by all directors, officers and beneficial owners of more than ten percent (10%) of any class of equity securities of DMS registered pursuant to Section 12 of Securities Act. The Form 3 reporting the beneficial ownership of DMS securities by Jordan Klein, Sr. and Jordan Klein, Jr. as newly appointed directors as of May 30, 2003 was filed in July 2003. A Form 3 filed by Iain Brown with the SEC in December 2003 reported that he indirectly, through two corporations, beneficially owns more than 10% of DMS' common stock. A Form 3 filed by Iain H.T. Brown reported that he indirectly, through two corporations, beneficially owns more than 10% of DMS' common stock. Management believes that neither Form 3 was filed on a timely basis.

OPTION GRANTS IN FISCAL 2003

None

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTIONS/SAR VALUE TABLE

None

LONG TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

None

COMPENSATION OF DIRECTORS

None

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN
CONTROL ARRANGEMENTS

None

REPORT ON REPRICING OF OPTIONS/SARS

None

                             DESCRIPTION OF PROPERTY

         Our executive offices are located at 11601 Biscayne Blvd., Suite 201, Miami, Florida 33181, and substantially all of our activities are conducted from that location which is the office of our President, Leo Greenfield We pay no rent for these offices; however, Mr. Greenfield is under no continuing obligation to provide the use of our executive offices free of charge. Management believes that as DMS expands its business it will enter into an appropriate lease agreement for such facilities as may be necessary for conducting its operations. Any such lease agreement is expected to be on such terms and conditions customary for similar facilities in DMS' geographical area. Until the sale of the recycling center in July 2003, our operations were conducted from facilities located on real property that was owned by DMS. We are not in the business of investing in real estate or real estate mortgages. DMS subsequently reacquired fee simple title to the same property in April 2004.

         Until the sale of the recycling center in July 2003, DMS was the owner in fee simple of a tract of land comprising approximately 32,000 square feet located at 2000 North Miami Avenue, Miami, Florida, upon which it constructed the recycling center. The recycling center is enclosed by an 8' high concrete wall, and consists of a 5,000 square foot open operations building and a 900 square foot office facility. The remaining areas of the site are appropriately paved and drained and are used as receiving areas. The improvements were financed in part by a mortgage loan from an unaffiliated third party in the aggregate amount of $375,000 which bore interest at 12% per annum payable monthly. The maturity date of the mortgage was February 1, 2001 but was extended by the lender to February 1, 2004. This property was sold by DMS to Southern Waste Systems (SWS) in July 2003. The proceeds from the sale were used, in part, to fully satisfy the existing mortgage on the property. In February 2004, SWS instituted a lawsuit against DMS. See "Legal Proceedings" below.

                                LEGAL PROCEEDINGS

         The Company is a party to the following legal proceedings:

         a. Suit filed in June 2004 in the Circuit Court, in and for Miami-Dade County, Florida, Case No.04-13256 CA 20, Distribution Management Services, Inc.
v. Sun Recycling, LLC, alleging wrongful possession, unlawful entry and detention and seeking possession of the property, damages and attorneys' fees.

         b. Suit filed in April 2004 in the Circuit Court, in and for Marion County, Florida, Case No. 04-503-CACE, Jordan Klein, Sr., Jordan Klein, Jr. and Mako Products, Inc. v. Leo Greenfield and Distribution Management Services, Inc. alleging constructive fraud, fraudulent misrepresentation, violation of the Florida Securities Investors Protection Act, unjust enrichment and payment on a promissory note, and is seeking actual, consequential and primitive damages. DMS filed a Motion to Dismiss the Complaint for improper venue as the agreement to which the causes of action relate provides that venue is in Miami- Dade County, Florida. A hearing on DMS' motion is scheduled for July 22, 2004.

         c. Suit filed in February 2004 in the Circuit Court, in and for Miami-Dade County, Florida, Case No. 04-3063-CA015, Southern Waste Systems, Ltd.
v. Distribution Management Services, Inc., for payment of recycling related fees allegedly due SWS which are being held by DMS. On May 19, 2004, a hearing was held before a special master seeking a temporary restraining order against these individuals so that DMS can have access to and continue the business at the recycling center. The court deferred any ruling and the entire matter before the court will be heard by the special master on July 26, 2004 with a final ruling expected soon thereafter. The assignment of the operator's permit to DMS by DERM is currently pending. There are no assurances given that DMS will prevail in the litigation. See "Management's Discussion and Analysis and Results of Operation" for a detailed discussion of this lawsuit.

         d. Suit filed in August 2003 in the Circuit Court, in and for Miami-Dade County, Florida, Case No. 03-17989 CA 01/15, Distribution Management Services, Inc. v. Peerless Dade, Inc., et al. DMS was seeking from Delta Dade Recycling Corp., the current operator of the recycling center, the former operator of the recycling center and related parties (i) an accounting, and (ii) damages for fraudulent breach of contract, negligence and breach of contract. The suit was filed on August 4, 2003. In April 2004, DMS entered into a settlement agreement with Delta Dade Recycling Corp. The lawsuit will continue against Peerless Dade d/b/a Dade Recycling and Disposal. See "Management's Discussion and Analysis and Results of Operation" for a detailed discussion of the settlement of this lawsuit.

         e. Suit filed in September 1999 in the Circuit Court, in and for Miami-Dade County, Florida, Case No. 99-21685 CM 05, Rock Power Corp. v. Distribution Management Services, Inc., pursuant to a claim for payment in connection with the replacement of a City of Miami water line for a cost of approximately $97,000. In May 2002, payment in full was made by the Company and the suit was dismissed.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the beneficial ownership as of June 21, 2004 for any person who is known to DMS' management to be the beneficial owner of more than 5% of DMS' common stock.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                            Name and Address of                  Amount and Nature of
Title of Class              Beneficial Owner                     Beneficial Ownership          Percent of Class (1)
--------------              -------------------                  --------------------          --------------------
Common                      CEDE & CO
                            P.O. Box 222
                            Bowling Green Station
                            New York, NY 10274                       2,273,900                          27%

Common                      Cornell Capital Partners, L.P.(2)
                            101 Hudson Street
                            Suite 3606
                            Jersey City, NJ 07302                      757,576                         9.0%

Common                      Fidra Holdings Ltd. (3)
                            Cable Beach Ct., Suite 1
                            West Bay Street
                            Nassau, Bahamas                          1,299,500                        15.5%

Common                      Iain Brown (3)                           1,099,500                        13.4%
                            Cable Beach Court, Suite 1
                            West Bay Street
                            Nassau, Bahamas

Common                      Iain H. T. Brown (3)                     1,129,000                        13.8%
                            Cable Beach Court, Suite 1
                            West Bay Street
                            Nassau, Bahamas

----------
(1) Applicable percentage of ownership is based upon 8,410,390 shares issued and outstanding as of June 21, 2004. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 21, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of up to 757,576 shares of common stock underlying the Convertible Debenture assuming a conversion price of $0.066 but does not include accrued interest.

(3) Based solely upon a Schedule 13D filed in December 2003 reporting that Fidra Holdings Ltd., acting as a group with Almond Resources, Ltd., Chivas Holdings, Iain Brown, Iain H.T. Brown, beneficially own and control an aggregate of 1,299,500 shares of DMS' common stock representing approximately 15.84% of the then outstanding shares of DMS' common stock (representing approximately 15.5% as of June 21, 2004). Iain Brown filed a Form 3 in December 2003 with the SEC reporting that he indirectly beneficially owns, through Fidra Holdings, Ltd. (929,500 shares) and Almond Resources Ltd. (179,000 shares), an aggregate of 1,099,500 shares of DMS' common stock or 13.4% at the time of the filing. Iain H.T. Brown filed a Form 3 in December 2003 with the SEC reporting that he indirectly beneficially owns, through Fidra Holdings, Ltd. (929,000 shares) and Chivas Holdings Ltd. (200,000 shares) an aggregate of $1,129,000 shares of DMS' common stock or 13.8% at the time of the filing.

SECURITY OWNERSHIP OF MANAGEMENT

                            Name and Address of                  Amount and Nature of
Title of Class              Beneficial Owner                     Beneficial Ownership          Percent of Class (1)
--------------              -------------------                  --------------------          --------------------
Common                      Double D. Inc.(2)
                            1721 Trafalgar Circle
                            Hollywood, FL 33069                      1,200,000                        14.3%

Common                      Three G International,
                            Inc.(3)
                            11601 Biscayne Blvd.
                            Suite 201                                2,223,228                        26.4%
                            Miami, FL 33181

Common                      Leo Greenfield (2)(3)
                            11601 Biscayne Blvd.
                            Suite 201
                            Miami, FL 33181                          3,423,228                        40.7%

Common                      Barbara Greenfield (2)(3)
                            11601 Biscayne Blvd.
                            Suite 201
                            Miami, FL 33181                          1,200,000                        14.3%

Common                      Maria Elena Lopez de
                            Mendoza
                            11601 Biscayne Blvd.
                            Suite 201
                            Miami, FL 33181                            100,000                         1.2%
All officers and directors
as a group (3 persons)
                                                                     3,523,228                        41.9%

----------
(1) Applicable percentage of ownership is based upon 8,410,390 shares issued and outstanding as of June 21, 2004. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 21, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Double D, Inc. is a Florida corporation. 100% of the common stock of Double D, Inc. is owned by Barbara Greenfield, vice president and a director of DMS, and Leo Greenfield, President of DMS. For the purposes of Rule 13(d), Mr. Greenfield claims beneficial ownership of these shares with Barbara Greenfield, his wife.

(3) Three G International, Inc., a Florida corporation owned and controlled by Mr. Greenfield, acquired 2,223,228 shares of DMS' restricted common stock upon conversion of (I) accrued unpaid interest of $99,546 on Mr. Greenfield's and related parties' outstanding loans to DMS as of May 31, 2003, (ii) $100,000 principal amount of interest on certain loans payable to Mr. Greenfield and related parties, and (iii) Mr. Greenfield's accrued unpaid salary of $89,475 for the fiscal year ended May 31, 2002 and 2003. The conversion was at $.13 per share based upon the closing price of a share of common stock on July 16, 2003, the trading day immediately preceding the resolution of the Board of Directors approving the conversion. For the purposes of Rule 13(d), Mr. Greenfield claims beneficial ownership of these shares and Barbara Greenfield, his wife, disclaims beneficial ownership of these shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the past two years, DMS has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of DMS' common stock, except as disclosed in the following paragraphs.

         (i) On or about December 31, 1997, Double D, Inc., a company owned by Leo Greenfield, President and a director of DMS, and Barbara Greenfield, Vice President and a director of DMS, loaned the Company $150,000. The loan is payable upon demand and bears interest at the applicable Federal rate. The proceeds of this loan provided additional funding for the construction of the facility.

         (ii) In or about July 2002, Leo Greenfield, President and a director of DMS, loaned DMS $105,062 to pay for the settlement of litigation involving DMS. The loan is due upon demand and bears interest at the applicable Federal rate.

         (iii) From approximately May 1998 through July 2002, Greenfield and DuVal, P.A. loaned DMS an aggregate of approximately $75,700. The loan is due upon demand and bears interest at the applicable Federal rate. The proceeds of this loan provided additional funding for the construction of the facility and payment of approximately $35,000 for the settlement of litigation.

         (iv) In July 2003, upon the approval of the Board of Directors, DMS converted $100,000 of the principal amount due under the loans listed in (I),
(ii) and (iii) above and all accrued unpaid interest on all of such loans in the sum of $99,546 as of May 31, 2003 into 1,534,969 shares of DMS' restricted common stock. In addition, DMS also converted Mr. Greenfield's accrued unpaid salary of $89,475 for the fiscal years ended May 31, 2002 and 2003. The conversion was at $.13 per share based upon the closing price of a share of common stock on July 16, 2003, the trading day immediately preceding the resolution of the Board of Directors approving the conversion. The shares were issued to Three G International, Inc., a company owned and controlled by Mr. Greenfield.

         (v) In May 2003, DMS entered into an agreement acquiring two movie scripts with Jordan Klein, Sr. and Jordan Klein, Jr. In consideration for acquiring the two copyrighted scripts and for providing their expertise, experience and special equipment to produce the scripts into feature films, Jordan Klein, Sr. and Jordan Klein, Jr. (I) received 300,000 and 200,000 shares, respectively, of DMS' restricted common stock, (ii) and an agreement to receive 2% of the gross income from the marketing and distribution relating to the scripts, and (iii) appointment as directors to the Company's Board of Directors. In February 2004, Jordan Klein, Sr. and Jordan Klein, Jr. resigned from the Board of Directors.

         (vi) In September 2003, DMS entered into an agreement to acquire 100% of the common stock of Mako Products, Inc., a corporation owned and controlled by Jordan Klein, Sr. and Jordan Klein, Jr. As partial consideration for the agreement, which was not consummated, DMS paid Mako Products, Inc. an aggregate of $50,000 in September and October 2003, of which $25,000 was returned to DMS. A lawsuit relating to the agreement was filed by Mako Products, Inc. and both of the Kleins against DMS and Mr. Greenfield in April 2004, See "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operation".

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         DMS' common stock currently trades on the Over-the-Counter Bulletin Board ("OTC:BB") under the trading symbol "DMGS."

         The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since June 1, 2001 as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                              BID PRICES
                                  -----------------------------------
                                  HIGH                            LOW
                                  ----                            ---
2001
First Quarter                      .11                            .11
Second Quarter                     .11                            .11
Third Quarter                      .11                            .11
Fourth Quarter        no listed trades               no listed trades

2002
First Quarter                      .11                            .10
Second Quarter                     .20                            .12
Third Quarter                      .20                            .05
Fourth Quarter                     .18                            .10

2003
First Quarter                     1.85                            .11
Second Quarter                     .80                            .17
Third Quarter                      .26                            .08
Fourth Quarter                     .12                            .03

2004
June 1 - June 21                   .19                            .03

         DMS presently is authorized to issue 50,000,000 shares of common stock with $0.001 par value. As of June 21, 2004, there were 35 holders of record of DMS' common stock and 8,410,390 shares issued and outstanding.

         DIVIDENDS

         DMS has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, DMS' operations, its capital requirements, and its overall financial condition.

                            DESCRIPTION OF SECURITIES

         DMS' authorized capital consists of 50,000,000 shares of common stock, par value of $0.001 per share. At June 21, 2004, there were 8,410,390 outstanding shares of common stock. Set forth below is a description of certain provisions relating to DMS' capital stock. For additional information, please refer to DMS' Articles of Incorporation, as amended and By-Laws and the Florida statutes.

COMMON STOCK

         Our Articles of Incorporation, as amended, authorize the issuance of 50,000,000 shares of common stock, $.001 par value per share. There is no preferred stock authorized. Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

CONVERTIBLE DEBENTURE

         We have outstanding the Convertible Debenture which was issued in February 2004 in the original principal amount of $190,000. This Convertible Debenture accrues interest at a rate of 5% per year and mature three years from the issuance date. The Convertible Debenture is currently convertible at the holder's option any time up to maturity in an amount up to $50,000 plus accrued interest at a conversion price equal to 97% of the closing bid price of the common stock for the three trading days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the Convertible Debenture into shares of common stock at a conversion price equal to the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. We have the right to redeem the Convertible Debenture upon three days notice for 120% of the amount redeemed.

TRANSFER AGENT

         The Transfer Agent for our common stock is Florida Atlantic Stock Transfer located at 7130 Nob Hill Road, Tamarac, Florida 33321.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of DMS that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Director's desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                    EXPERTS

         The consolidated financial statements for the years ended May 31, 2003 and May 31, 2002 included in this prospectus, and incorporated by reference in this registration statement, have been audited by Berkovits Lago and Company, LLP for 2003 and Marvin W. Seidman, CPA for 2002, independent auditors as stated in their reports appearing with the financial statements herein and incorporated by reference in this registration statement, and are included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

         ___________________________________, will pass upon the validity of the shares of common stock offered hereby for us.

                          HOW TO GET MORE INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC- 0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets
  as of February 29, 2004 (Unaudited)                                        F-2

Consolidated Statement of Operations (Unaudited)
  for the Three Months Ended February 29, 2004 and February 29, 2003         F-3

Consolidated Statements of Cash Flows (Unaudited)
  for the Nine Months Ended February 29, 2004 and February 29, 2003          F-4

Notes to Consolidated Financial Statements                            F-4 - F-11

Independent Auditor's Reports                                        F-12 - F-13

Consolidated Balance Sheets
  as of May 31, 2003 and May 31, 2002 (Audited)                             F-14

Consolidated Statements of Operations
  for the Years Ended May 31, 2003 and May 31, 2002 (Audited)               F-15

Consolidated Statements of Stockholders' Equity
  for the Years Ended May 31, 2003 and May 31, 2002 (Audited)               F-16

Consolidated Statements of Cash Flows
  for the Years Ended May 31, 2003 and May 31, 2002 (Audited)               F-17

Notes to Consolidated Financial Statements                           F-18 - F-29

                       DISTRIBUTION MANAGEMENT SERVICES, INC.
                         CONDENSED BALANCE SHEET (UNAUDITED)
                                  FEBRUARY 29, 2004

                                       Assets

Current assets
Cash                                                                $   163,001
                                                                    -----------
Total current assets                                                    163,001


Prepaid consulting fees                                                  45,000
Proprietary interest in movie rights                                    112,600
Deferred financing cost                                                 190,000
Other assets                                                             44,000
                                                                    -----------
                                                                    $   554,601
                                                                    ===========


                        Liabilities and Stockholders' Equity

Current liabilities
Loans payable - related parties                                     $     1,647
Other accrued liability                                                  52,214
Current portion of long term debt                                        50,000
                                                                    -----------
Total current liabilities                                               103,861

Convertible debentures, less current portion                            160,000
                                                                    -----------
Total liabilities                                                       263,861


Stockholders' equity
   Common stock, $0.001 par value, 50,000,000 shares
     authorized, 8,204,508 shares issued and outstanding                  8,204
   Additional paid in capital                                         1,427,098
Less: subscription receivable                                            (3,600)
   Accumulated deficit                                               (1,140,962)
                                                                    -----------
Total stockholders' equity                                              290,740
                                                                    -----------
                                                                    $   554,601
                                                                    ===========


                       See notes to financial statements.

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                         THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                FEBRUARY 29, 2004   FEBRUARY 28, 2003   FEBRUARY 29,2004    FEBRUARY 28,2003
                                                -----------------   -----------------   ----------------    -------------------

Income (loss) from continuing operations            $ (21,008)         $    --            $   (99,874)          $    --
                                                    ---------          ---------          -----------           ---------
Discontinued operations:
   Loss from discontinued operations                     --                3,455              (31,116)               (457)
                                                    ---------          ---------          -----------           ---------
Net income (loss)                                   $ (21,008)         $   3,455          $  (130,990)          $    (457)
                                                    =========          =========          ===========           =========
Loss per common share:
   Basic and diluted loss per common share
   from continuing operations                       $    --            $    --            $     (0.01)          $    --
   Basic and diluted loss per common share
   from discontinued operations                     $    --            $    --            $     (0.01)          $    --
                                                    ---------          ---------          -----------           ---------
   Basic and diluted total net loss per
   common share                                     $    --            $    --           $     (0.02)           $    --
                                                    ---------          ---------          -----------           ---------
Weighted average number of common
   shares outstanding                               8,204,508          5,231,280            7,255,449           5,231,280
                                                    =========          =========          ===========           =========



                       See notes to financial statements.

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
                  FOR THE NINE-MONTH PERIODS ENDED FEBRUARY 29,


                                                                    2004            2003
                                                                 ---------       ---------
Cash flows from operating activities:
  Net loss                                                       $(130,990)      $    (457)
                                                                 ---------       ---------
   Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
         Depreciation                                                 --            15,600
Additional paid in capital contributed as rent and services
  performed                                                           --            14,958
      (Increase) decrease in:
         Accounts receivable                                        11,518           2,154
         Escrow deposits                                              --
         Prepaid expenses                                             --            (2,443)
         Other assets                                              (66,600)          4,590
      Increase (decrease) in:
         Accounts payable and accrued expenses                     (20,904)          8,125
         Other liabilities                                         (46,139)           --
                                                                 ---------       ---------
      Total adjustments                                           (122,125)         42,984
                                                                 ---------       ---------
Net cash (used in) provided by operating activities               (253,115)         42,527
                                                                 ---------       ---------

Cash flows from investing activities:
      Proceeds from sale of recycling plant                       950,000             --
      Capital expenditures                                            --              (225)
                                                                 ---------       ---------
Net cash used in investing activities                             950,000             (225)
                                                                 ---------       ---------
Cash flows from financing activities:
Payment of mortgage on recycling plant                            (375,000)           --
Repayment of loans-related parties                                (161,446)        (41,843)
                                                                 ---------       ---------
Net cash provided by (used in) financing activities                536,446         (41,843)
                                                                 ---------       ---------

Net increase (decrease) in cash and cash equivalents               160,439             459
Cash and cash equivalents, beginning of period                       2,562           1,338
                                                                 ---------       ---------
Cash and cash equivalents, end of period                         $ 163,001       $   1,797
                                                                 =========       =========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest expense                                             $    --         $    --
                                                                 =========       =========
Supplemental disclosure of non-cash financing activities:
     2,473,228 shares of common stock issued for payment of
       loan and interest to related parties and for prepaid
       consulting
         Prepaid consulting fees                                 $  45,000       $    --
         Loans payable-related parties                             100,000            --
         Accrued interest                                           99,546            --
         Common sock                                                (2,473)           --
         Additional paid in capital                               (242,073)           --
                                                                 ---------       ---------
                                                                 $    --         $    --
                                                                 =========       =========

                       See notes to financial statements.

NOTE 1. SUMMARY OF BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

              The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for fair presentation of financial position, results of operations and cash flows for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the SEC. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The statements of operations for the nine months ended February 29, 2004 are not necessarily indicative of the results to be expected for the full year. These unaudited financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2003 Annual Report on Form 10-KSB for the year ended May 31, 2003.

              The condensed financial statements have been prepared on a going concern basis, which contemplated the realization of assets and satisfaction of liabilities in the normal course of business. Recurring losses from operations and operating cash constraints are potential factors, which, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The independent auditors' report on the May 31, 2003 financial statements stated that "the Company's dependence on outside financing, lack of sufficient working capital, recurring losses from operations, and the discontinued operations raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties."

              The financial statements do not include adjustments relating to recoverability and classification of recorded assets amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to finance the movies for which it has rights and meet its obligations on a timely basis and ultimately attain profitable operations.

         Nature of Operations and Discontinued Operations

              Distribution Management Services, Inc. (the Company) was incorporated in the State of Florida on January 25, 1995. The Company was organized for the purpose of operating a transfer station for recycling of construction and demolition materials in Miami, Florida. From incorporation, the Company was principally engaged in organizational activities, construction of its recycling facility, and raising capital until approximately May 1999. Accordingly, the Company was considered to be in the development stage throughout that period.

NOTE 1. SUMMARY OF BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

              In April 2003, the Company entered into a contract to sell its recycling center for $1,050,000. The closing of this transaction occurred on July 25, 2003 after the purchaser had completed satisfactory due diligence and all conditions precedent had been met. The Company used the net proceeds from the sale to (i) satisfy the existing mortgage on the Center, including all unpaid interest, (ii) repay accounts payable and debt to affiliated parties, and (iii) for working capital.


              On May 23, 2003, the Company acquired the rights, title and interest to two (2) full-length motion picture scripts. It is the Company's intention to produce, market and distribute one or both of these scripts as full-length motion pictures. The Company has been in the process of re-writing the scripts and is in the process of procuring the funding to commence production.


              Loss from continuing operations for the nine-month period ended February 29, 2004 is primarily comprised of professional fees and other operating expenses associated with the Company's efforts to develop new business ventures.

              Loss from discontinued operations for the nine-month period ended February 29, 2004 included revenues of approximately $19,400, expenses of approximately $18,500 and a loss on the sale of the recycling center of approximately $32,000. Discontinued operations for the nine-month period ended February 29, 2003 included approximately $110,100 of revenues and $104,900 of expenses. All revenues generated for the current and prior period related solely to the recycling center that was sold in July 2003.

         Propriety Interest in Movie Rights


              In May 2003, the Company acquired the rights to two (2) movie scripts which are recorded at the trading value of the shares issued in consideration thereof. The scripts were acquired from two individuals who had contracted with the Company to produce the film, including the use of certain equipment to produce these films. In February 2004, these individuals resigned from the Board of Directors. The Company does not believe that these assets have been impaired since the individuals are contractually obligated to produce the films utilizing their expertise. Although the acquisition has not occurred or been consummated as of the balance sheet date, management does not believe that the agreement is terminated. Therefore, no provision for impairment has been recorded as of February 29, 2004.

NOTE 1. SUMMARY OF BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


              On September 22, 2003, the Company entered into an agreement to buy 100% of an entity controlled by the individuals who sold the Company the rights to the movie scripts. These individuals are also directors of the Company (see Note 5). The entity has the right to manufacture and distribute a camera stabilizer to be used in marine filming. In connection with the acquisition, the Company made an initial payment of $25,000 and a subsequent payment of $25,000 which was returned to the Company due to a dispute regarding the terms of the transaction among the parties as set forth in the agreement. The parties have attempted to resolve the dispute and there are no assurances that the dispute can be resolved. Pursuant to such dispute Jordan Klein Sr. and Jordan Klein Jr. resigned from the Board of Directors in February 2004. Litigation has been initiated by the Kleins in April 2004 but the outcome of such litigation cannot be determined at this time.


         Net Loss Per Common Share

              The net loss per common share in the accompanying statements of operations has been computed based upon the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share. The basic and diluted net loss per common share in the accompanying statements of operations is based upon the net loss divided by the weighted average number of shares outstanding during each period. Diluted per share data is the same as basic per share data since the inclusion of all potentially dilutive common shares that would be issuable would be anti-dilutive.

           Reclassifications

              Certain reclassifications have been made to the 2002 results of operations for it to conform to the 2003 presentation.

         Income taxes

              The Company accounts for income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

              No credit for income taxes has been reflected in the accompanying financial statements because of the significant uncertainty that exists regarding the realization of such income tax credits.

NOTE 2. GOING CONCERN

              The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which assume that the Company will continue on a going concern basis, including, the realization of assets and liquidation of liabilities in the ordinary course of business. The Company intends to finance production of the movie rights from the proceeds of a private offering of its restricted equity securities. No assurance can be given that the Company will be successful in it efforts relating to the above movie rights. There are significant uncertainties with regard to the Company's ability to generate sufficient cash flows from operations or other sources (including related party loans, see note 3) to meet and fund its commitments with regard to existing liabilities and recurring expenses. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3. STOCKHOLDER AND RELATED PARTY TRANSACTIONS

              Through the years, funds have been advanced to the Company by Mr. Leo Greenfield (the "President") and or affiliates in which he has an interest. The interest bearing balances have been presented as loans payables to related parties in the accompanying Balance Sheet. During the nine-month period ended February 29, 2004 approximately $262,000 ($100,000 in stock and $162,000 in cash) has been repaid on these advances.

              During the first two quarters of fiscal 2003, the President agreed not to receive any compensation. During the first quarter of fiscal 2003, rent was recorded at fair market value as contributions to additional paid in capital.

NOTE 4. CONTINGENCY

              In August 2003, the Company filed a suit in the Circuit Court, Miami-Dade County, Florida. The Company is seeking from the current operator and related party of the recycling center it sold
              (i) an accounting, and (ii) damages for alleged fraudulent breach of contract, negligence and breach of contract. The parties were served and pursuant to a stipulation of the parties, the Company has filed an amended complaint.

              In February 2004, the purchaser of the recycling center instituted a lawsuit against the Company in the Circuit Court in Miami-Dade County, Florida for payment of recycling related fees allegedly due the purchaser which are being held by the Company. The Company counter-claimed for specific performance and filed a Notice of Lis Pendens against the real property. The Company also filed a Motion to Strike the purchaser's complaint which was denied by the court with leave for the purchaser to amend its complaint. The Company is currently holding an aggregate of $52,214 in funds representing recycling related fees pending the outcome of this litigation. This amount has been recorded as other accrued liability on the financial statements at February 29, 2004.

NOTE 5.   STOCK ISSUANCE

              On May 30, 2003, the Company entered into an agreement with two individuals to purchase certain copyrighted movie scripts that had been produced by the two individuals. As consideration for the assets, during August, 2003, the Registrant issued to the two individuals an aggregate of 500,000 shares of its restricted common stock and agreed to pay two (2%) percent of the gross proceeds received by the Registrant, if any, from the marketing and distribution of the assets. The two individuals were also appointed to the Company's Board of Directors but resigned their positions in February 2004.

NOTE 5.   STOCK ISSUANCE (CONTINUED)

              In August, 2003, an entity owned and controlled by the President received 2,223,228 shares of the Company's restricted common stock as payment for (i) accrued unpaid interest on outstanding loans to the Company, (ii) $100,000 on certain loans payable by the Company to Mr. Greenfield and related parties, and (iii) other compensation for fiscal years ended May 31, 2001 and 2002. The conversion was at $.13 per share based upon the closing price of a share of common stock on July 16, 2003, the trading day immediately preceding the resolution of the Board of Directors approving the conversion.

              In August, 2003, Tibby Holdings, Inc. and one of its officers received 250,000 shares of the Company's restricted common stock as prepayment for investment consulting services which the Company will receive during the period July 1, 2003 through June 30, 2005. The value of the shares was recorded at $.18 per share based upon the closing price of a share of common stock at the date the transaction was consummated.

NOTE 6. DEBENTURE

              On February 12, 2004, the Company entered into Standby Equity Distribution Agreement for an equity line of credit (the "Equity Line of Credit") with Cornell Capital Partners, L.P., a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Pursuant to the Equity Line of Credit, in order for the Company to access the Equity Line of Credit, it must first file a registration statement with the SEC registering up to a maximum of $5 million of its common stock and the registration statement must be declared effective by the SEC. Thereafter, for a period of 24 months following the effective date of the registration statement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 97% of, or a 3% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $53,000, with no advance occurring within seven trading days of a prior advance. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. The net effect of the 3% discount and the 5% retainage is that Cornell Capital Partners shall pay 92% of the applicable lowest closing bid price for each share of Distribution Management common stock. Cornell Capital Partners is entitled to a one-time commitment fee of $190,000, evidenced by a three-year convertible debenture (the "Debenture") that accrues interest at a rate of 5% per year. The Debenture is convertible at the holder's option in an amount up to $50,000 principal plus accrued interest at a conversion price equal to 97% of the closing bid price of the common stock for the three trading days immediately preceding the conversion date commencing on the earlier of (i) the effective date of the registration statement, or (ii)90 days from February 12, 2004, and thereafter at any time up to maturity. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the Debenture into shares of common stock at a conversion price equal to the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. The Company has the right to redeem the Debenture upon three days notice for 120% of the amount redeemed.

              In addition, the Company engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, in March, 2004 TN Capital Equities, Ltd. received 117,647 shares of the Company's common stock equal to approximately $10,000 based on the Company's stock price on March 1, 2004. In March, 2004, the Company also issued an aggregate of 88,235 shares to counsel for Cornell Capital's for legal services provided in connection with the transaction on the same basis as the shares issued to TN Capital Equities. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon the Company registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by the Company. There are no other significant closing conditions to draw under the Equity Line of Credit.

              The registration statement has not been filed as of the date of this Report. However, no assurance is given that the Company's registration statement, once filed, will ultimately be declared effective by the SEC. Further, the number of shares which may be required to be registered under the registration statement may far exceed the number of shares the Company has available under its authorized but unissued capital stock based upon the per share price of a share of common stock on the date of a notice given by the Company to Cornell Capital. Accordingly, the Company may not be able to exercise any notice under the terms of the Equity Line of Credit unless it obtains shareholder approval to increase its authorized shares and/or its share price increases to a level that will not require such action on the part of the shareholders. There are no assurances that either of these events will occur and there can be no assurance given that the Company will be able to raise sufficient funds to meet long-term capital needs in this manner or in any other manner.

NOTE 7. SUBSEQUENT EVENT

              In connection with the Equity line of Credit with Cornell Capital Partners, LP, in March, 2004 the Company issued 117,647 shares of the Company's common stock to TN Capital Equities, Ltd., a registered broker-dealer, in connection with the Equity Line of Credit which was which number of shares is equal to approximately $10,000 based on the Company's stock price on March 1, 2004. In March, 2004 the Company also issued an aggregate of 88,235 shares to counsel for Cornell Capital for legal services provided in connection with the transaction on the same basis as the shares issued to TN Capital Equities.


              In April 2004, the Company entered into a settlement agreement with Delta Dade Recycling Corp. ("DD")In consideration of the Company dismissing DD and all other named defendants (with the exception of Peerless-Dade), from the pending lawsuit, DD as operator of the recycling facility, has assigned its interest in the Amended Operation Agreement dated December 22, 1998 to the Company ("the Assignment"). In December 2003, DD exercised the first of its four one year options to operate the recycling center. It did not, however, exercise the five year option to purchase the recycling center from the Company. That option expired in December 2003. The Company is receiving from DD a front-end loader, the value of which is carried on the books of DD at $60,000.

                          Independent Auditors' Report

To the Board of Directors and
Stockholders of Distribution Management Services, Inc.

We have audited the balance sheet of Distribution Management Services, Inc. (the "Company") as of May 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Distribution Management Services, Inc. for the year ended May 31, 2002 were audited by another auditor whose report thereon was dated July 25, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Distribution Management Services, Inc. as of May 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's dependence on outside financing, lack of sufficient working capital, recurring losses from operations, and the discontinued operations raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note
2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


As more fully described in Note 9, subsequent to the issuance of the Company's May 31, 2003 financial statements and our report thereon dated August 27, 2003, management became aware that the amounts assigned to the movie scripts acquired did not reflect market value at the time of acquisition. In our original report we expressed an unqualified opinion on the fiscal 2003 financial statements, and our opinion on the revised statements, as expressed herein, remains unqualified.



BERKOVITS, LAGO AND COMPANY LLP



Ft. Lauderdale, Florida
August 27, 2003, except as to
the last paragraph above and
Note 9, which are as of May 21, 2004.

                             Marvin B. Seidman, CPA
                          Certified Public Accountant
                             8501 S.W. 29th Street
                              Miami, Florida 33155
                                 (305) 221-8271

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Distribution Management Services, Inc.
Miami, Florida

I have audited the accompanying balance sheet of Distribution Management Services, Inc. as of May 31, 2002, and the related statements of operations and statement of change in stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the management of Distribution Management Services, Inc. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Distribution Management Services, Inc. as of May 31, 2002, and the results of its operations and cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring net losses and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Marvin B. Seidman, CPA
Certified Public Accountant

July 25, 2002

                       DISTRIBUTION MANAGEMENT SERVICES, INC.
                                    BALANCE SHEET
                                    MAY 31, 2003
                                      (audited)


                                       Assets

Current assets
Cash                                                            $     2,562
   Accounts receivable                                               11,518
                                                                -----------
Total current assets                                                 14,080

Property, plant and equipment, held for sale                        950,146


Proprietary interest in movie rights                                 90,000
                                                                -----------

                                                                $ 1,054,226
                                                                ===========


                        Liabilities and Stockholders' Equity

Current liabilities
Accounts payable                                                $    20,904
Accrued interest                                                     99,546
Mortgage payable                                                    375,000
Loans payable - related party                                       261,592
Other liabilities                                                   100,000
                                                                -----------
Total current liabilities                                           857,042

Convertible debenture payable                                        20,000
                                                                -----------
                                                                    877,042


Stockholders' equity
   Common stock, $0.001 par value, 15,000,000 shares
     authorized, 5,231,280 shares issued and  outstanding             5,231
   Additional paid in capital                                     1,185,025
Less: subscription receivable                                        (3,100)
   Accumulated deficit                                           (1,009,972)
                                                                -----------
Total stockholders' equity                                          177,184
                                                                -----------

                                                                $ 1,054,226
                                                                ===========

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                            STATEMENTS OF OPERATIONS
                           FOR THE YEARS ENDED MAY 31,
                                    (audited)


                                               2003          2002
                                           -----------    -----------


Results from continuing operations         $        --    $        --
                                           -----------    -----------

Discontinued operations:
   Loss from discontinued operations           (86,358)        (5,731)
                                           -----------    -----------

Net loss                                   $   (86,358)   $    (5,731)
                                           ===========    ===========
Loss percommon share

Basic and diluted loss per common share
   from continuing operations              $        --    $        --
                                           ===========    ===========

Basic and diluted loss per common share
   from discontinued operations            $    (0.017)   $    (0.001)
                                           ===========    ===========

Weighted average number of common
   shares outstanding                        5,231,280      5,231,280
                                           ===========    ===========

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  MAY 31, 2003
                                    (audited)


                                                               Stock         Additional
                                     Common Stock           Subscription      Paid-In      Accumulated
                                 Shares        Amount    Receivable/Payable   Capital        Deficit          Total
                              ------------   ----------- ------------------ ------------   -----------     -----------

Balance, May 31, 2001           5,231,280    $     5,231    $    (3,600)    $ 1,055,637    $  (917,883)    $   139,385

Contributed services                   --             --             --          15,600             --          15,600

Contributed rent                       --             --             --           4,344             --           4,344

Net loss                               --             --             --              --         (5,731)         (5,731)
                              -----------    -----------    -----------     -----------    -----------     -----------

Balance May 31, 2002            5,231,280          5,231         (3,600)      1,075,581       (923,614)        153,598

Contributed services                   --             --             --          15,600             --          15,600

Contributed rent                       --             --             --           4,344             --           4,344


Common stock to be issued
   for movie script rights             --             --            500          89,500             --          90,000


Net loss                               --             --             --              --        (86,358)        (86,358)


                              -----------    -----------    -----------     -----------    -----------     -----------
Balance, May 31, 2003           5,231,280    $     5,231    $    (3,100)    $ 1,185,025    $(1,009,972)    $   177,184
                              ===========    ===========    ===========     ===========    ===========     ===========

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED MAY 31,
                                    (audited)


                                                             2003           2002
                                                        ---------------------------
Cash flows from operating activities:
  Net (loss) income                                     $   (86,358)    $    (5,731)
                                                        -----------     -----------

  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation                                           20,800          20,921
      Additional paid in capital contributed as rent
        and services performed                               19,944          19,944
      (Increase) decrease in:
         Accounts receivable                                  4,448          (4,930)
         Prepaid expenses                                    45,522          (4,188)
         Other assets                                         4,590              --
      Increase (decrease) in:
         Accounts payable and accrued expenses               25,042         (59,281)
         Other liabilities                                  100,000              --
                                                        -----------     -----------
      Total adjustments                                     220,345         (27,534)
                                                        -----------     -----------
Net cash provided by (used in) operating activities         133,987         (33,265)
                                                        -----------     -----------

Cash flows from investing activities:
  Capital expenditures                                      (63,593)        (25,927)
                                                        -----------     -----------
Net cash used in investing activities                       (63,593)        (25,927)
                                                        -----------     -----------

Cash flows from financing activities:
 Proceeds from stockholders and related party loans              --          54,195
 Repayment of stockholders and related party loans          (69,170)             --
                                                        -----------     -----------
Net cash used in financing activities                       (69,170)         54,195
                                                        -----------     -----------

Net increase (decrease) in cash and cash equivalents          1,224          (4,997)

Cash and cash equivalents, beginning of year                  1,338           6,335
                                                        -----------     -----------

Cash and cash equivalents, end of year                  $     2,562     $     1,338
                                                        ===========     ===========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
                                                        -----------     -----------
    Interest expense                                    $   105,113     $    34,817
                                                        ===========     ===========


Non-cash activities:
    500,000 shares of common stock to be issued for
     proprietary rights in movies
       Value of movie rights                            $    90,000     $        --
       Stock subscription payable                              (500)             --
       Additional paid in capital                            89,500              --
                                                        -----------     -----------
                                                        $        --     $        --
                                                        ===========     ===========

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Discontinued Operations
------------------------------------------------

Distribution Management Services, Inc. (the Company) was incorporated in the State of Florida on January 25, 1995. The Company was organized for the purpose of operating a transfer station for recycling of construction and demolition materials in Miami, Florida. From incorporation, the Company was principally engaged in organizational activities, construction of its recycling facility, and raising capital until approximately May 1999. Accordingly, the Company was considered to be in the development stage.

The Company entered into a contract of sale in April 2003 to sell the recycling center for $1,050,000. The closing of this transaction occurred on July 25, 2003 after the purchaser had completed satisfactory due diligence and all conditions precedent had been met.

All revenues generated for the current year and prior related solely to the recycling center. Revenues included in discontinued operations amounted to $145,850 for the current year. Expenses included in discontinued operations amounted to $232,208 for the current year. The property, plant and equipment became assets classified as held for sale as a result of the contract of sale. No write-downs were taken as the value of these assets is greater than their carrying value.

Assets and liabilities 'to be disposed of' were comprised of the following at May 31, 2003:

         Assets:
         Property, plant and equipment, net                   $950,146
                                                              ========

         Liabilities:
         Mortgage payable                                     $375,000
         Other liabilities                                     100,000
                                                              --------
                                                              $475,000
                                                              ========

The Company has been in discussions regarding the acquisition of other businesses. On May 23, 2003, the Company acquired the rights, title and interest to two (2) full length motion picture scripts. It is the Company's intention to produce, market and distribute one or both of these scripts as full length motion pictures (see Note 2).

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  (CONTINUED)


Cash and Cash Equivalents
-------------------------
All cash in bank accounts and petty cash are considered cash and cash equivalents.

Accounts Receivable
-------------------

Represents current amount of recycling fees due. These amounts are normally collected on a monthly basis. No allowance for doubtful account is deemed necessary.

Fair Value of Financial Instruments
-----------------------------------

The Company considers carrying amounts of cash receivables, accounts payable and expenses accrued in the ordinary course of business to approximate fair value because of the short maturity of these financial instruments.

Concentrations
--------------
One hundred percent (100%) of the Company's accounts receivable and revenue is derived from the Operator of the recycling center.

Property, Plant, and Equipment
------------------------------

Property, plant and equipment are recorded at cost, including interest incurred during the period of construction. Depreciation has been calculated using the straight-line method of depreciation over the estimated useful lives of the assets. The estimated useful life of the recycling facility is 40 years. As of April 2003, property, plant and equipment are no longer being depreciated since they became assets classified as held for sale as a result of the contract of sale (see Note 9). No write-downs were taken as the fair value of these assets is greater than their carrying value.

Proprietary Interest in Movie Rights
------------------------------------


The Company has acquired the rights to two (2) movie scripts which are recorded at the aggregate trading value of the shares issued as consideration therefore (see note 9)


No assurance can be given that the Company will be successful in its efforts relating to the above movie rights. These financial statements do not include any adjustments relating to the future impairment or recoverability of these assets.

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  (CONTINUED)

Reclassification
----------------

Certain reclassifications were made to the fiscal year ended May 31, 2002 consolidated financial statements in order for the presentation to conform to the fiscal year ended May 31, 2003 consolidated financial statement presentation.

Revenue Recognition
-------------------

The limited revenues generated by the Company consisted solely of recycling fees in connection with the Amended Operation Agreement described in Note 7. The Company recognized revenue when the recycling services were performed. The recycling center was subsequently sold on July 25, 2003 (see Note 9).

Financial Statement Estimates
-----------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Net Loss Per Common Share
-------------------------

The net loss per common share in the accompanying statements of operations has been computed based upon the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share. The basic and diluted net earnings per common share in the accompanying statements of operations is based upon the net loss divided by the weighted average number of shares outstanding during each period. Diluted per share data is the same as basic per share data since the inclusion of all potentially dilutive common shares that would be issuable upon the exercise of options and warrants would be anti-dilutive.

                  DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  (CONTINUED)

Income Taxes
------------

The Company accounts for income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

New Accounting Pronouncements
-----------------------------

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

In August 2001, the Financial Accounting Standards Board (FASB) issued FAS 144, Accounting for the Impairment of Disposal of Long-Lived Assets. This standard supersedes FAS 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of, and provides a single accounting model for long-lived assets to be disposed of. This standard significantly changes the criteria that would have to be met to classify an asset as held-for sale. This distinction is important because assets to be disposed of are stated at the lower of their fair values or carrying amounts and depreciation is no longer recognized. The new rules will also supercede the provisions of APB Opinion 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, with regard to reporting the effects of a disposal of a segment of a business and will require expected future operating losses from Discontinued Operations to be displayed in Discontinued Operations in the period in which the losses are incurred, rather than as of the measurement date as required by APB 30. This statement is effective for fiscal years beginning after December 15, 2001. The Company adopted this statement on June 1, 2002. The adoption of FAS 144 did not have a material impact on the Company's operations or financial position.

                  DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  (CONTINUED)

In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan. Adoption of this Statement is required with the beginning of fiscal year 2003. The Company has not yet determined what impact the adoption of FAS 146 will have on its operations and financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure an amendment of FASB Statement No. 123. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. The Company intends to continue to account for stock-based compensation based on the provisions of APB Opinion No. 25. SFAS 148's amendment of the transition and annual disclosure provisions of SFAS 123 are effective for fiscal years ending after December 15, 2002, and the disclosure requirements for interim financial statements are effective for interim periods beginning after December 15, 2002. The Company adopted the disclosure provisions of SFAS 148 on December 31, 2002.

NOTE 2   GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which assume that the Company will continue on a going concern basis, including, the realization of assets and liquidation of liabilities in the ordinary course of business. The Company intends to finance production of the movie rights from the proceeds of a private offering of its restricted equity securities. No assurance can be given that the Company will be successful in it efforts relating to the above movie rights. There are significant uncertainties with regard to the Company's ability to generate sufficient cash flows from operations or other sources (including related party loans, see note 5) to meet and fund its commitments with regard to existing liabilities and recurring expenses. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                  DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 3   PROPERTY, PLANT AND EQUIPMENT, HELD FOR SALE

Property, plant and equipment, held for sale at May 31, 2003 consisted of the following:

         Land                             $   125,000
         Plant and Equipment                  911,867
                                          -----------
                                          $ 1,036,867
         Less Accumulated Depreciation        (86,721)
                                          -----------
                                          $   950,146
                                          ===========

Depreciation expense for the year ended May 31, 2003 was $20,800.

NOTE 4   MORTGAGE PAYABLE

Mortgage payable to an individual; collateralized by the property, plant, and equipment. Interest at 12% is payable monthly. Principal is due February 1, 2004 in the amount of $375,000. This mortgage was paid in full during July 2003 with a portion of the proceeds from the sale of the recycling center (see note 9).

NOTE 5   STOCKHOLDER AND RELATED PARTY TRANSACTIONS

There are significant funds that have been advanced by or through Mr. Leo Greenfield and related parties evidenced by the amounts shown on the Balance Sheet as a current liability. This liability could adversely affect cash flow in the future. A portion of this liability has been satisfied through the issuance of stock subsequent to year end (see note 9).

The Company used the office facilities of a related party as its administrative offices. There is currently no lease agreement with this related party. The Company records an imputed rent, which is charged to operations.

The Company's president has agreed not to receive any compensation. The value of his services is recorded as estimated fair value of his services contributed in the Statement of Change in Stockholders' Equity.

There are substantial loans by these related parties which can affect liquidity and based on management policy are to be repaid when Company is profitable enough. This is considered a temporary advance by related parties instead of a contribution to capital; therefore, interest is being accrued.

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 6   LOANS PAYABLE - RELATED PARTY

The Company has outstanding loans payable at May 31, 2003 as follows:

          In December 1997, Double D, Inc., a company owned by Leo Greenfield,
          President and a director of the Company, and Barbara Greenfield, Vice
          President and a director of the Company, loaned the Company $150,000.
          The loan is unsecured, due upon demand and bears interest at the applicable Federal rate. The proceeds of this loan provided additional
          funding for the construction of the facility.                                 $150,000

             In July 2002, Leo Greenfield, President and director of the
             Company, loaned the Company $105,062 to pay for the settlement of litigation involving the Company. The loan is unsecured, due upon demand and bears interest at the
             applicable Federal rate.                                                     76,317

          From May 1998 through July 2002, Greenfield and DuVal, P.A. loaned the
          Company an aggregate of approximately $75,700. The loan is unsecured, due upon demand and bears interest at the applicable Federal Rate. The proceeds of this loan provided additional funding for the construction of the facility and payment of approximately $35,000 for the settlement of
          litigation.                                                                     32,275
                                                                                         -------


            Total                                                                        $261,592
                                                                                         ========

In July 2003, upon the approval of the Board of Directors, Mr. Greenfield converted $100,000 of principal amount due under the loans above into shares of the Company's restricted common stock (see Note 9).

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 7   COMMITMENTS AND CONTINGENCIES

Litigation Proceedings
----------------------

The Company was a party to the following legal proceedings:

         a. A suit was filed against the Company in May 1999 in the Circuit Court, in and for Miami-Dade County, Florida, seeking $26,485.00 pursuant to a claim for payment in connection with construction materials provided to the Company. The Company paid approximately $35,000 in settlement of this lawsuit and it was dismissed on October 10, 2001.

         b. A suit was filed against the Company in September 1999 in the Circuit Court, in and for Miami-Dade County Florida, pursuant to a claim for payment in connection with the replacement of a City of Miami water line for a cost of approximately $97,000. In May 2002, payment in full was made by the Company and the suit was dismissed.

                  DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 7   COMMITMENTS AND CONTINGENCIES (CONTINUED)

Amended Operation Agreement
---------------------------

During December 1998, the Company entered into an Operation Agreement (as amended) with a management company to operate a recycling facility. The agreement called for an advance to the Company by the management company in the amount of $75,000. The management company will be reimbursed by retaining fifty percent of the gross amounts collected until the advance is fully repaid. Interest will accrue on the unpaid balance at a rate of 7% per month. Use of the advanced funds was exclusively for the purpose of obtaining the use permit from the City of Miami and the completion of any necessary work for the commencement of the facility's operations. As of May 31, 2003, there is no outstanding balance.

The agreement also stated that the management company will operate the facility on a day to day basis, including providing equipment necessary for operations, performing hiring and firing of its employees and paying all necessary operating expenses relating to the operations of the facility.

The Company receives revenues in an amount equal to 6% of amounts collected for receipt of 0 - 450 cubic yards of construction and demolition debris received each day, less any applicable local, state or federal sales taxes due thereon. For each cubic yard in excess of 450 yards per day, the Company receives an amount equal to 10% of the gross amounts collected.

The agreement also includes an option for the management company that operates the recycling facility to purchase the facility. The option is exercisable from the date of the agreement through December 31, 2003 even though the facility was sold on July 25, 2003 (See Note 9). Based on the timing of the exercise of the option, the purchase price ranges from $1,495,000 to $2,275,000. The term of the agreement is for five years commencing on December 22, 1998.

Environmental Regulation and Compliance
---------------------------------------

The Company is subject directly and indirectly to regulations and various laws of both the State of Florida and Miami-Dade County as well as Federal regulations and statutes. The Company believes it is in compliance with all applicable laws and has obtained an annual solid waste operating permit, which company keeps current.

                     DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 8   INCOME TAXES

No credit for income taxes has been reflected in the accompanying financial statements for 2002 and 2003 because of the significant uncertainty that exists regarding the realization of such income tax credits (see below).

As of May 31, 2003, the Company estimates that it has net operating loss carry forwards of approximately $750,000 which expire in various years through 2015; however, the utilization of the benefits of such carry forwards may be limited, as more fully discussed below. Sufficient uncertainty exists regarding the realization of these operating loss carry forwards and, accordingly, deferred tax assets of approximately $300,000 as of May 31, 2003 were subject to and presented net of a 100% valuation allowance, therefore, zero.

                  DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 9   SUBSEQUENT EVENTS

Sale of Recycling Center
------------------------

The Company entered into a contract of sale in April 2003 to sell the Center for $1,050,000. A down payment of $100,000 was received in April 2003 as reflected as other liabilities on the financial statements of the Company. The closing of this transaction occurred on July 25, 2003 after the purchaser had completed satisfactory due diligence and all conditions precedent had been met. The Company used the net proceeds from the sale to (i) satisfy the existing mortgage on the Center, including all unpaid interest, (ii) repay other debt to non-affiliated third parties, and (iii) for working capital.

Stock Issuance
--------------


On May 30, 2003, the Registrant entered into an agreement with two individuals to purchase certain copyrighted movie scripts that had been written and developed by the two individuals. As consideration for the assets, during August, 2003, the Registrant issued to the two individuals an aggregate of 500,000 shares of its restricted common stock and two (2%) percent of the gross proceeds received by the Registrant, if any, from the marketing and distribution of the assets.

The movie scripts had been valued at $2,000,000 in accordance with a valuation report. During April 2004, management re-evaluated the acquisition transaction and determined that the appropriate value for this transaction was the stock price of the shares which was $.18 per share at the time of the transaction. Subsequently, it was determined that the proper value of the movie scripts was $90,000 and such value has been reflected in the restated financial sttements.


An entity owned and controlled by Mr. Greenfield acquired 2,223,228 shares of the Company's restricted common stock on August 4, 2003 upon conversion of (i) accrued unpaid interest of $99,546 on outstanding loans to the Company as of May 31, 2003, (ii) $100,000 principal amount of interest on certain loans payable to Mr. Greenfield and related parties, and (iii) accrued unpaid salary of $89,475 for the fiscal years ended May 31, 2002 and 2003. The conversion was at $.13 per share based upon the closing price of a share of common stock on July 16, 2003, the trading day immediately preceding the resolution of the Board of Directors approving the conversion.

Stock Authorization
-------------------

The Company amended its Articles of Incorporation on August 27, 2003, in order to increase the authorized number of shares of common stock from Fifteen Million (15,000,000) Shares to Fifty Million (50,000,000) Shares.

                  DISTRIBUTION MANAGEMENT SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2003


NOTE 9   SUBSEQUENT EVENTS (CONTINUED)

Legal Proceedings
-----------------

A suit was filed by the Company in August 2003 in the Circuit Court, in and for Miami-Dade County, Florida. The Company is seeking from the operator of the recycling center and related parties (i) an accounting, and (ii) damages for alleged fraudulent breach of contract, negligence and breach of contract. The suit was filed on August 4, 2003 and the parties have been served; however, no responsive pleadings have been filed by any of the served defendants.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT DISTRIBUTION MANAGEMENT EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATION IF MADE.

         This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

         [ ]      except the common stock offered by this prospectus;
         [ ]      in any jurisdiction in which the offer or solicitation is not authorized;
         [ ]      in any jurisdiction where the dealer or other salesperson is not qualified to make the offer
                  or solicitation;
         [ ]      to any person to whom it is unlawful to make the offer or
                  solicitation; or
         [ ]      to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that;

         [ ] there have been no changes in the affairs of Distribution Management, after the date of this prospectus; or

         [ ] the information contained in this prospectus is correct after the date of this prospectus.

         Until ________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                            ------------------------
                                   PROSPECTUS
                            -------------------------

                        10,000,000 SHARES OF COMMON STOCK

                     DISTRIBUTION MANAGEMENT SERVICES, INC.

                              _______________, 2004

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation as amended, include an indemnification provision under which we have agreed to indemnify directors and officers of Distribution Management from and against certain claims arising from or related to future acts or omissions as a director or officer of Distribution Management. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Distribution Management pursuant to the foregoing, or otherwise, DMS has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Health Express will pay all expenses in connection with this offering.

         Securities and Exchange Commission Registration Fee    $   450
         Printing and Engraving Expenses                        $ 5,000
         Accounting Fees and Expenses                           $20,000
         Legal Fees and Expenses                                $50,000
         Miscellaneous                                          $ 9,550
                                                                -------

         TOTAL                                                  $85,000
                                                                -------

SALES OF UNREGISTERED SECURITIES

         During 2002, 2003 and through June 21, 2004, DMS had the following unregistered issuances of securities:

COMMON STOCK

         Issuance on July 24, 2003 of 250,000 restricted shares valued at $0.55 per share the price per share on the date of issuance to an unaffiliated third party consultant.

         Issuance of 300,000 shares of restricted stock issued at $0.18 per share in August 2003 to Jordan Klein, Sr. in consideration of the acquisition by DMS of two movie scripts. The $.18 per share price was the closing price of a share of common stock on the effective date of the agreement which was May 30, 2003.

         Issuance of 200,000 shares of restricted stock valued at $0.18 per share in August 2003 to Jordan Klein, Jr. in consideration of the acquisition by DMS of two movie scripts. The $.18 per share price was the closing price of a share of common stock on the effective date of the agreement which was May 30, 2003.

         Issuance on August 28, 2003 of 2,223,228 restricted shares at $0.13 per share to Three G International, Inc., a company owned and controlled by Leo Greenfield, president of DMS, upon conversion by DMS of $100,000 of the principal amount due under loans from Mr. Greenfield and related parties to DMS and all accrued unpaid interest on all of such loans in the sum of $99,546 as of May 31, 2003and Mr. Greenfield's accrued unpaid salary of $89,475 for the fiscal years ended May 31, 2002 and 2003. The conversion price was $.13 per share based upon the closing price of a share of common stock on July 16, 2003, the trading day immediately preceding the resolution of the Board of Directors approving the conversion.

         On February 12, 2004, DMS sold $190,000 of a convertible debenture (the "Convertible Debenture") to Cornell Capital Partners, L.P. Cornell Capital Partners was the purchaser of the Convertible Debenture. The Convertible Debenture accrues interest at a rate of 5% per year and mature three years from the issuance date. The Convertible Debenture is convertible at the Cornell Capital Partners' option any time up to maturity commencing on the earlier of
(I) 90 days from February 12, 2004, or (ii) on the date that the registration statement underlying the shares issuable upon conversion is declared effective by the SEC in an amount up to $50,000 plus accrued interest at a conversion price equal to 97% of the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. This conversion features currently effective but Cornell Capital Partners has not converted. At maturity, DMS has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the Convertible Debenture into shares of common stock at a conversion price equal to the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. DMS has the right to redeem the Convertible Debenture upon three days notice for 120% of the amount redeemed.

         On February 12, 2004, DMS entered into a Standby Equity Distribution Agreement (the "Equity Line of Credit") with Cornell Capital Partners, L.P. Under the Equity Line of Credit, DMS may issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, DMS will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the SEC and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 97% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $53,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners is entitled to a one-time commitment fee of $190,000, evidenced by the Convertible Debenture. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, DMS entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker- dealer. Pursuant to the placement agent agreement, DMS paid TN Capital Equities, Ltd. a one-time placement agent fee of 117,647 shares of common stock equal to approximately $10,000 based on DMS' stock price on March 1, 2004 which was $.085 per share. DMS also issued 88,235 shares of common stock to Butler Gonzalez, a law firm for 7,500 in legal fees in connection with the Equity Line of Credit also based on DMS' stock price on March 1, 2004 of $0.85 per share..

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding DMS so as to make an informed investment decision. More specifically, DMS had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in DMS' securities.

EXHIBITS AND REPORTS ON FORM 8-K

         (a)    EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM SB-2

EXHIBIT
NO.                 DESCRIPTION                               LOCATION
-------             -----------                               --------

3.1      Articles of Incorporation                  Incorporated by reference to
                                                    Distribution Management's
                                                    Form 10- SB filed on
                                                    December 8, 1999

3.2      Amendment to Articles of Incorporation     Incorporated by reference to
                                                    Distribution Management's
                                                    Form 10- KSB for the fiscal
                                                    year ended May 31, 2003
                                                    filed on September 15, 2003

3.3      Bylaws                                     Incorporated by reference to
                                                    Distribution Management's
                                                    Form 10- SB filed on
                                                    December 8, 1999.
5.1*     Legal Opinion of _____________ re:
         Legality of Shares

10.1     Standby Equity Distribution Agreement                 (1)
         dated February 12, 2004 between the
         Registrant and Cornell Capital Partners
         LP

10.2     Registration Rights Agreement dated                   (1)
         February 12, 2004 between the Registrant and Cornell Capital Partner LP

10.3     Escrow Agreement dated February 12,                   (1)
         2004 among the Registrant, Cornell
         Capital Partners, LP, Butler Gonzalez,
         LLP

10.4     5% Convertible Debenture dated February               (1)
         12, 2004 by the Registrant in favor of
         Cornell Capital Partners LP

10.5     Placement Agent Agreement dated                       (1)
         February 12, 2004 among the Registrant,
         TN Capital Equities, Ltd. and Cornell
         Capital Partners LP

23.1*    Consent of ____________

23.2     Consent of Berkovits, Lago & Company,                 Provided
         LLP

23.3     Consent of Marvin W. Seidman, CPA                     Provided

----------
*To be filed by amendment.

(1) Filed as an exhibit to Distribution Management's Form 10-QSB filed on April 20, 2004 and incorporated herein by this reference.

         (b) REPORTS ON FORM 8-K

         Current Report on Form 8-K filed on February 11, 2004 pursuant to Item 5 (Other Events) reporting that on February 5, 2004, Jordan Klein, Sr and Jordan Klein, Jr. resigned from the Registrant's Board of Directors.

                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (ii) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in th form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling person of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act an is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June 25, 2004.

                              DISTRIBUTION MANAGEMENT SERVICES, INC.


June 25, 2004                 By:      /s/ Leo Greenfield
                                       ----------------------------
                                       Leo Greenfield, President

June 25, 2004                 By:      /s/ Leo Greenfield
                                       ----------------------------
                                       Leo Greenfield,
                                       Principal Accounting Officer

         Pursuant to the requirements of the Securities Act this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated



/s/ Barbara Greenfield                            June 25, 2004
--------------------------------                  -------------
Barbara Greenfield                                Date
Secretary and Director


/s/ Maria Elena Lopez de Mendoza                  June 25, 2004
--------------------------------                  -------------
Maria Elena Lopez de Mendoza                      Date
Director and Secretary